                                                                  EXHIBIT 10.27

                              AGREEMENT OF SALE AND
                                PURCHASE OF STOCK


                                      INDEX

1.       Sale of Shares.....................................................................1
         1.1      Sale of Shares............................................................1

2.       Purchase Price.....................................................................1
         2.1      Purchase Price Computation................................................1
         2.2      Adjustments to Purchase Price.............................................2
         2.3      Date of Closing...........................................................3

3.       Representations and Warranties of Sellers, Blanchard and the Company...............4
         3.1      Organization and Authority; Valid and Binding Agreement...................4
         3.2      Capital Structure; List of Shareholders...................................4
         3.3      Subsidiaries and Affiliates...............................................5
         3.4      Non-Contravention.........................................................5
         3.5      Consents and Approvals....................................................5
         3.6      Financial Statements......................................................5
         3.7      Events Subsequent to Most Recent Fiscal Year End..........................6
         3.8      Liabilities...............................................................7
         3.9      Legal Compliance..........................................................8
         3.10     Litigation................................................................8
         3.11     Contracts.................................................................8
         3.12     Tax Matters...............................................................8
         3.13     Intellectual Property.....................................................9
         3.14     Real Property............................................................11
         3.15     Tangible Assets..........................................................12
         3.16     Accounts Receivable......................................................12
         3.17     Inventory................................................................12
         3.18     Employees................................................................12
         3.19     Insurance................................................................13
         3.20     Environmental Matters....................................................13
         3.21     Labor Relations; Compliance..............................................16
         3.22     Employee Benefits........................................................16
         3.23     Brokerage................................................................19
         3.24     Permits..................................................................19
         3.25     Bank Accounts and Powers of Attorney.....................................19
         3.26     Computer Hardware and Software; Embedded Controls........................19
         3.27     Reliance.................................................................21
         3.28     No Misrepresentation.....................................................21

4.       Representations and Warranties of Purchaser.......................................21
         4.1      Organization and Authority; Valid and Binding Agreement..................22
         4.2      Non-Contravention........................................................22


         4.3      Consents and Approvals...................................................22
         4.4      No Violation.............................................................23
         4.5      Adequate Resources.......................................................23
         4.6      Brokerage................................................................23
         4.7      Reliance.................................................................23
         4.8      No Misrepresentation.....................................................23

5.       Action to be Taken by the Parties Prior to the Date of Closing....................23
         5.1      Best Efforts.............................................................23
         5.2      Notices and Consents.....................................................23
         5.3      The Company's Records and Operations.....................................23
         5.4      Preserve Accuracy of Representations and Warranties......................24
         5.5      Conduct of Business......................................................24
         5.6      Public Announcements.....................................................25

6.       Additional Agreements of the Parties..............................................25
         6.1      Confidentiality..........................................................25
         6.2      HSR Act..................................................................26
         6.3      Transaction Expenses.....................................................27
         6.4      Exclusive Dealing........................................................27
         6.5      Deposited Funds..........................................................28

7.       Conditions Precedent to Obligations of the Parties................................29
         7.1      Conditions Precedent to Obligations of Purchaser.........................29
         7.2      Conditions Precedent to Obligations of the Company and Sellers...........32

8.       Tax Matters. .....................................................................33
         8.1      Allocation of Liability of Taxes.........................................33
         8.2      Preparation and Filing of Tax Returns....................................34
         8.3      Tax Controversies, Assistance and Cooperation............................34
         8.4      Section 338(h)(10) Election..............................................35
         8.5      Tax Filings..............................................................35

9.       Indemnification...................................................................36
         9.1      Survival of Representations and Warranties...............................36
         9.2      Indemnification Obligation of the Parties................................36
         9.3      Contractual Statute of Limitations; No Tolling; Claims Procedure.........38
         9.4      Matters Involving Third Parties..........................................38
         9.5      Basket Amounts...........................................................39
         9.6      Post Closing Indemnification.............................................40
         9.7      Losses Net of Insurance..................................................40
         9.8      Treatment of Indemnification Payments....................................40


10.      Environmental Matters.............................................................40
         10.1     Environmental Indemnification............................................40
         10.2     Written Notice and Limitations...........................................41
         10.3     Control..................................................................41
         10.4     Other....................................................................41

11.      Termination of Agreement..........................................................42
         11.1     Termination of Agreement.................................................42
         11.2     Effect of Termination....................................................42

12.      Miscellaneous.....................................................................43
         12.1     Notices..................................................................43
         12.2     Governing Law, Jurisdiction and Forum Selection..........................43
         12.3     Further Assurances.......................................................44
         12.4     No Waiver of Remedies....................................................44
         12.5     Entire Agreement.........................................................44
         12.6     Amendment................................................................44
         12.7     Assignment, Successors and No Third-Party Rights.........................44
         12.8     Severability.............................................................45
         12.9     Section Headings, Construction...........................................45
         12.10    Counterparts.............................................................45
         12.11    Exhibits and Schedules...................................................45
         12.12    Bulk Sales...............................................................45
         12.13    Defined Terms............................................................45

                              AGREEMENT OF SALE AND
                                PURCHASE OF STOCK

         THIS AGREEMENT, made this 31st day of March, 2000 (the "Date of Closing"), between ACR Industries, Inc., a Michigan corporation ("Company"), Roger W. Blanchard, Trustee under Revocable Living Trust Agreement of Roger W. Blanchard dated March 8, 1989, as amended ("Blanchard Trust"), Roger W. Blanchard, Trustee under ACR Stock Trust Agreement of Roger W. Blanchard and Lora L. Blanchard dated March 27, 1989, as amended ("ACR Stock Trust") (the Blanchard Trust and the ACR Stock Trust are hereinafter collectively referred to as "Sellers"), Roger W. Blanchard, an individual residing in the State of California ("Blanchard"), and Triumph Group Acquisition Corp., a Delaware corporation ("Purchaser").

                                   WITNESSETH:

         WHEREAS, the Company is engaged in the business of manufacturing, assembling, and supplying gears, gear boxes, transmissions and geared systems to the aerospace industry; and

         WHEREAS, Sellers, together with the shareholders joining in the execution of this Agreement and who are identified on Schedule 3.2 (a "Joining Shareholder" and, collectively, the "Joining Shareholders"), own one hundred (100%) percent of the issued and outstanding capital stock of the Company; and

         WHEREAS, Sellers and the Joining Shareholders desire to sell to Purchaser, and Purchaser desires to purchase from Sellers and the Joining Shareholders all of the issued and outstanding capital stock of the Company pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, IT IS AGREED:

         1.       SALE OF SHARES.

                  1.1 SALE OF SHARES. On the Date of Closing, as defined herein, and subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained in this Agreement, Sellers and the Joining Shareholders agree to sell, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase from Sellers and the Joining Shareholders, all rights, title and interest in and to one hundred (100%) percent of the issued and outstanding capital stock of the Company ("Shares").

         2.       PURCHASE PRICE.

                  2.1 PURCHASE PRICE COMPUTATION. The aggregate total purchase price payable by Purchaser to Sellers and the Joining Shareholders for the Shares shall be Forty-Nine Million and 00/100 Dollars ($49,000,000.00) subject to adjustment as provided in Section 2.2 ("Purchase Price") payable as follows:

                  2.1.1 Cash in the amount of Forty-Six Million and 00/100 Dollars ($46,000,000.00) shall be paid by Purchaser to Sellers and the Joining Shareholders in accordance with Schedule 2.1.1) on the Date of Closing, subject to adjustment as set forth in Section 2.2 ("Closing Cash"), which Closing Cash will be disbursed in the manner set forth in Schedule 2.1.1;

                  2.1.2 One Million and 00/100 Dollars ($1,000,000.00) of the
Purchase Price shall be held back and retained by Purchaser for a period of twelve (12) months from the Date of Closing ("Hold Back Amount") subject to the terms and conditions set forth in Section 9.2.2; and

                  2.1.3 The balance of the Purchase Price, I.E. Two Million and 00/100 Dollars ($2,000,000.00), shall be paid in two (2) equal annual installments of One Million and 00/100 Dollars ($1,000,000.00) each with the first such payment, together with all accrued interest thereon, due on the second anniversary of the Date of Closing and the second installment, together with all accrued interest thereon, shall be paid on the third anniversary of the Date of Closing. The balance of the Purchase Price described in this Section 2.1.3, shall be paid with interest at the rate of seven (7%) percent per annum and shall be evidenced by the Promissory Note of the Purchaser executed and delivered to the Sellers at closing in the same form as Schedule 2.1.3.

         2.2 ADJUSTMENTS TO PURCHASE PRICE. The Purchase Price described in
Section 2.1 hereof shall be subject to adjustment in accordance with the following:

                  2.2.1 Sellers shall cause to be prepared and delivered to Purchaser at least three (3) business days prior to the Date of Closing, an estimate as of the Date of Closing of the balance sheet of the Company ("Estimated Closing Balance Sheet") prepared on a basis consistent with the form and content of the balance sheet dated September 30, 1999 attached hereto as
Schedule 2.2.1 (the "Bid Balance Sheet") and in accordance with generally accepted accounting principles consistently applied ("GAAP"). The Closing Cash portion of the Purchase Price described in Section 2.1.1 shall be decreased by one dollar for each dollar that the Net Operating Assets (calculated in the same manner as the Net Operating Assets were determined to be $14,016,168 in the Bid Balance Sheet) as set forth on the Estimated Closing Balance Sheet are less than the Net Operating Assets as set forth on the Bid Balance Sheet and shall be increased by one dollar for each dollar that such computation of the Net Operating Assets as set forth on the Estimated Closing Balance Sheet is greater than as set forth on the Bid Balance Sheet.

                  2.2.2 Within ninety (90) days of the Date of Closing, Purchaser shall deliver to the Sellers an estimate as of the Date of Closing of the balance sheet of the Company prepared on a basis consistent with the form and content of the Bid Balance Sheet and in accordance with GAAP (the "Final Closing Balance Sheet") and a calculation of the Final Net Operating Assets. The Closing Cash paid at closing in accordance with Section 2.1.1 shall then be further decreased by one dollar for each dollar that the Final Net Operating Assets are less than the Net Operating Assets as set forth on the Estimated Closing Balance Sheet and shall be further increased by one dollar for each dollar that the Final Net Operating Assets are greater than the Net Operating Assets as set forth on the Estimated Closing Balance Sheet.

                  2.2.3 In the event that Sellers dispute the calculation of the Final Net Operating Assets, Sellers shall notify Purchaser in writing of such dispute and the basis therefor within ten (10) days of Sellers' receipt of the Final Closing Balance Sheet and the parties shall attempt to resolve such dispute within the thirty (30) days succeeding the date of such notice. In the event the parties are unable to resolve such dispute within such period, Sellers shall submit their position in writing and the parties shall (i) retain as arbitrator from such independent accounting firm as may be mutually agreed upon by Purchaser and Sellers to review such matters; and (ii) request such arbitrator to act as promptly as practicable in accordance with rules to be established by Purchaser, the Sellers and such arbitrator to resolve all such disputed matters. The parties shall be required to make payment as described in
Section 2.2.4 below of any amounts not disputed at the time of or prior to commencement of any arbitration; provided, however, the obligation of the parties to pay any amount disputed shall be deferred pending receipt of the arbitrator's decision with respect to such disputed amount. The decision of the arbitrator shall be issued in writing to Purchaser and Sellers and the Final Closing Balance Sheet shall be deemed adjusted to reflect the arbitrator's decision. The arbitrator's decision shall be final, non-appealable and binding on Purchaser and Sellers, and the fees and expenses of the arbitrator shall be paid one-half by Purchaser and one-half by Sellers. If the arbitrator determines that the Net Operating Assets as of the Date of Closing are different than the amount set forth on the Estimated Closing Balance Sheet, Purchaser or Sellers, as the case may be, shall pay any such difference within ten (10) days after receipt of the arbitrator's determination.

                  2.2.4 In the event Purchaser is required pursuant to either
Section 2.2.2 or Section 2.2.3 above to pay any sum to Sellers, such sum shall be paid in cash within, as applicable, ten (10) days following Sellers' receipt of the Final Closing Balance Sheet or ten (10) days following the arbitrator's decision, as the case may be, by wire transfer of immediately available funds of each Sellers' and the Joining Shareholders' Pro Rata Share of such sum to each Sellers' and the Joining Shareholders' bank account designated by each such Seller and the Joining Shareholder. In the event Sellers and the Joining Shareholders are required pursuant to either Section 2.2.2 or Section 2.2.3 above to pay any sum to Purchaser, Sellers shall pay such sum within ten (10) days following the later of Sellers' receipt of the Final Closing Balance Sheet or the arbitrator's decision, as the case may be, by wire transfer of immediately available funds to Purchaser's bank account as designated by notice to Sellers at the time of delivery of the Final Closing Balance Sheet; provided, however, that if Purchaser does not receive such amount or any portion thereof within such ten (10) day period, Purchaser shall be entitled to withdraw such unpaid amount from the Holdback Amount and to setoff against the Promissory Note described in Section 2.1.3.

         2.3 DATE OF CLOSING. The closing of the transactions contemplated by the terms of this Agreement ("Closing") shall be held at the offices of Sellers' attorneys, Kotz, Sangster, Wysocki & Berg, P.C., 400 Renaissance Center, Suite 2555, Detroit, Michigan 48243, at 9:00 a.m., EST, on March 31, 2000 ("Date of Closing"). On the business day immediately preceding the Date of Closing, Purchaser and Sellers may conduct a pre-closing at the same location as the Closing, commencing at 9:00 a.m., EST (or on such other date or time as agreed between the parties) ("Pre- Closing"), at which Pre-Closing each party shall present for review by the other party copies in execution form of all documents required to be delivered by such party at the Closing.

         3. REPRESENTATIONS AND WARRANTIES OF SELLERS, BLANCHARD AND THE COMPANY. Sellers, Blanchard and the Company, jointly and severally, in all material respects represent and warrant to Purchaser that the statements contained in this Section 3 are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Date of Closing (as though made then and as though the Date of Closing were substituted for the date of this Agreement throughout this Section 3), except as otherwise disclosed in the Schedules accompanying this Agreement and initialed by the parties. If any matter or circumstance is covered by more than one representation and warranty, only the matter specified shall apply, and those which are more general shall not apply to such matter or circumstance:

                  3.1 ORGANIZATION AND AUTHORITY; VALID AND BINDING AGREEMENT.

                           3.1.1 The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Michigan with full corporate power and authority to conduct its business as presently conducted, and to own, lease and operate its assets now owned, leased or used by it. The Company is duly qualified and in good standing in each jurisdiction disclosed in Schedule 3.1.1., which are the only jurisdictions in which such qualification is required by law and in which the failure so to qualify would have a material adverse effect on the properties, business, prospects, results of operations and financial condition of the Company ("Material Adverse Effect").

                           3.1.2 The Company and Sellers have full power and
authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their obligations hereunder. Without limiting the generality of the foregoing, the Company's board of directors and shareholders have duly authorized the execution, delivery and performance of this Agreement by the Company.

                           3.1.3 This Agreement is, and each other agreement or
instrument of the Company contemplated hereby, when executed and delivered by the Company in accordance with the terms thereof, will be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally, from time to time in effect, and to general principles of equity.

                  3.2 CAPITAL STRUCTURE; LIST OF SHAREHOLDERS. The capital stock of the Company consists of thirty thousand (30,000) shares of duly authorized shares of One and 00/100 ($1.00) Dollar per share par value Class A Voting common stock, sixty thousand (60,000) shares of duly authorized shares of One and 00/100 ($1.00) Dollar per share par value Class B Non-Voting common stock, of which nine hundred fifty-five (955) shares of Class A Voting common stock and eight thousand five hundred ninety-two (8,592) shares of Class B Non-Voting common stock are issued and outstanding. Except as otherwise set forth in
Schedule 3.2, there are no (i) outstanding securities of the Company or any other entity which are convertible into or exchangeable for shares or other securities of the Company; (ii) written or oral agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise) or rights of any kind whatsoever granting to any person or entity, including but not limited to the parties hereto, any interest in or the right to purchase or otherwise acquire from the Company or any other entity, at any time or upon the happening of any event, any shares of the Company, whether or not presently issued and outstanding; or (iii) any proxies, agreements, or understandings with respect to the voting of the capital stock of the Company. Attached hereto as Schedule 3.2 is a list of the shareholders of the Company as of the date of this Agreement. Each of the shareholders owns the number of shares set forth opposite their respective names on Schedule 3.2 Except as otherwise disclosed in Schedule 3.2, all of the issued and outstanding shares of the capital stock of the Company are validly issued, fully paid, non-assessable and are free and clear of all Claims, as defined herein, and preemptive rights of any kind.

                  3.3 SUBSIDIARIES AND AFFILIATES. The Company does not own any interest in or control any corporation, partnership, joint venture or other business association or venture.

                  3.4 NON-CONTRAVENTION. Except as otherwise disclosed in
Schedule 3.4 attached hereto, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or will not constitute a default under, or conflict with, (i) the Company's articles of incorporation or bylaws;
(ii) any judgment, decree, order or award of any court or tribunal in any jurisdiction or any Governmental Authority or arbitrator against Sellers; or
(iii) any statute or law or any judgment, order, decree, rule or regulation of any court of Governmental Authority or arbitrator ("Applicable Law") to which Sellers are subject to or by which any of the Shares may be bound or affected. In addition, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, (x) will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Sellers are a party or by which Sellers are bound or to which any of the Shares are subject or (y) result in the creation or imposition of (or the obligation to create or impose) any Claim on any of the Shares or assets of the Company.

                  3.5 CONSENTS AND APPROVALS. Except as otherwise disclosed in
Schedule 3.5 attached hereto, the consummation of the transactions contemplated by the terms of this Agreement and the performance by Sellers and the Company of this Agreement in accordance with its terms will not require notice to, or the consent or approval of, any governmental or other regulatory authority or other person, except for consents required under contracts to which the Company is a party as disclosed in Schedule 3.5 or regulatory approvals or notices required where the failure to obtain such consent or give such notice would not have a Material Adverse Effect or affect the validity of the transfer of the Shares pursuant to the terms of this Agreement.

                  3.6 FINANCIAL STATEMENTS. Attached hereto as Schedule 3.6 is
(i) Arthur Andersen's audited balance sheets of the Company, and the related statements of Shareholders equity, operations and cash flows of the Company for the fiscal year ended March 31, 1999 ("1999 Financial Statement") and (ii) the December 31, 1999 management-prepared interim unaudited balance sheet and income statement for the Company (prepared on a basis consistent with the prior year's unaudited statements), together with the notes thereto (such Schedule 3.6 items hereinafter collectively referred to as the "Financial Schedules"). The Financial Schedules have been derived from the accounting books and records (which books and records are correct and complete) of the Company and present fairly and accurately the financial position and the results of operations of the Company on the basis described in the notes thereto for the respective periods covered thereby. The Financial Schedules (including the notes thereto) have, in each case, been prepared in accordance with GAAP, in effect from time to time, applied on a consistent basis throughout the periods covered thereby, or in the case of unaudited statements, consistent with the prior year's statements, except as otherwise provided in the Financial Schedules or Schedule 3.6. The Financial Schedules are true, complete and correct in all material respects as of the dates and for the periods indicated therein.

                  3.7 EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Except as otherwise provided in this Agreement or disclosed in Schedule 3.7 attached hereto, since the 1999 Financial Statement Date, the Company's business has been conducted in the ordinary course consistent with past practices and there has not been any material adverse change in the business, financial condition or operations of the Company. Without limiting the generality of the foregoing, since the 1999 Financial Statement Date:

                           3.7.1 The Company has not sold, leased, transferred,
or assigned any of the Company's assets, tangible or intangible, other than for fair consideration in the ordinary course of the Company's business;

                           3.7.2 The Company has not entered into any material
agreement, contract, lease or license outside the ordinary course of the Company's business;

                           3.7.3 The Company has not made any material capital
expenditure outside the ordinary course of the Company's business;

                           3.7.4 The Company has not issued any note, bond, or
other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligations outside the ordinary course of the Company's business;

                           3.7.5 The Company has not delayed or postponed the
payment of accounts payable and other liabilities outside the ordinary course of the Company's business;

                           3.7.6 The Company has not canceled, compromised,
waived, or released any right or claim outside the ordinary course of the Company's business;

                           3.7.7 The Company has not granted any license or
sublicense to any Intellectual Property rights, as defined herein;

                           3.7.8 There has been no change made or authorized in
the articles of incorporation or bylaws of the Company;

                           3.7.9 The Company has not declared or set aside any
unpaid dividends (whether in cash or in stock);

                           3.7.10 The Company has not made any loan to, or
entered into any other transaction with, any of the Company's directors, officers, and employees outside the ordinary course of the Company's business;

                           3.7.11 The Company has not granted any increase in
the base compensation of any of the Company's directors, officers, or employees outside the ordinary course of the Company's business;

                           3.7.12 The Company has not adopted, amended,
modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the Company's directors, officers, or employees;

                           3.7.13 The Company has not made any material change
in the employment terms of any of the Company's directors, officers, or employees outside the ordinary course of the Company's business;

                           3.7.14 The Company has not suffered or incurred any
damage, destruction or loss (whether or not covered by insurance) which would have a Material Adverse Effect;

                           3.7.15 The Company has not entered into or amended,
or agreed to enter into or amend, any other contract or other agreement or other transaction material to the operations, prospects or financial condition of the Company outside of the ordinary course of the Company's business;

                           3.7.16 The Company has not terminated, or agreed to
terminate, or failed to renew any contract or other agreement that has or could reasonably be expected to have a Material Adverse Effect outside of the ordinary course of the Company's business;

                           3.7.17 There has been no change in the accounting
methods used by the Company; and

                           3.7.18 There has been no agreement, whether oral or
written, by the Company to do any of the foregoing.

                  3.8 LIABILITIES. As of the 1999 Financial Statement Date, the Company had no material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities") that were not fully or adequately reflected or reserved against on the 1999 Financial Statement or described on any Schedule except for liabilities incurred in the ordinary course of business since the 1999 Financial Statement Date, none of which are material to the Company and, as of the Date of Closing, the Company shall have no

Liabilities not reflected on the Final Closing Balance Sheet. Sellers and Blanchard have no Knowledge of any circumstance, condition, event or arrangement that may be reasonably expected to give rise hereafter to any Liabilities of the Company except in the ordinary course of business of a nature and amount consistent with past practices or as otherwise disclosed in Schedule 3.8 attached hereto.

                  3.9 LEGAL COMPLIANCE. Except as otherwise disclosed in any Schedules attached hereto and to Sellers' or Blanchard's Knowledge, the Company has complied with all applicable laws of Governmental Authority, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against the Company alleging any failure to comply.

                  3.10 LITIGATION. Except as otherwise disclosed in Schedule
3.10 attached hereto, there are no actions, suits, arbitrations, proceedings, hearings, investigations, charges, complaints, claims, demands or notices pending against nor, to Sellers' or Blanchard's Knowledge, threatened against, the Company. Except as otherwise disclosed in Schedule 3.10, neither Sellers nor the Company are in default with respect to any order, writ, injunction, decree or demand of any Governmental Authority or arbitrator relating to the Company or the Shares.

                  3.11 CONTRACTS. Schedule 3.11, attached hereto, correctly sets forth all material contracts which the Company is a party, including all amendments, modifications and waivers ("Contracts"). The copies of the Contracts (including all amendments, modifications and waivers) previously delivered to Purchaser are complete and correct. Each of the Contracts (including all amendments, modifications and waivers) (i) is in full force and effect to the extent of its terms without any amendment, modification or waiver not reflected in the Contracts previously delivered to Purchaser, (ii) neither the Company, nor to Sellers' or Blanchard's Knowledge, any third-party to such Contract is, in default under any Contract where the breach or default would have a Material Adverse Effect, (iii) the Company has not received any written notice of a breach or default which would have a Material Adverse Effect, and (iv) to Sellers' or Blanchard's Knowledge, there is no reasonable basis for any claim against the Company with respect to any Contract.

                  3.12 TAX MATTERS.

                           3.12.1 DEFINITIONS.

                                    (i) "Tax" means any federal, state, local or
foreign income, gross receipts, licenses, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (including any social security charge or premium), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                                    (ii) "Tax Return" means any return,
declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                           3.12.2 REPRESENTATIONS AND WARRANTIES.

                                    (i) The Company filed all Tax Returns that
it was required to file and as of the Date of Closing will have filed all Tax Returns required to be filed on or prior to such date. All such Tax Returns were and as of the Date of Closing will be correct and complete in all respects. All Taxes due and payable by the Company (whether or not shown on any Tax Return) have been paid and as of the Date of Closing will be paid. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Claims on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                                    (ii) The Company has withheld and paid all
Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                                    (iii) There is no dispute or claim
concerning any Tax Liabilities of the Company either (x) claimed or raised by any authority in writing or (y) as to which Sellers, Blanchard or the Company have knowledge based upon personal contact with any agent of such authority. Attached hereto as Schedule 3.12 is a list of all federal, state, local, and foreign income Tax Returns filed with respect to the Company that have been audited, and it indicates those Tax Returns that currently are the subject of audit. Sellers have delivered to Purchaser correct and complete copies of all federal income Tax Returns filed by the Company since fiscal year end 1995.

                                    (iv) The Company: (w) has not waived any
statute of limitations with respect to Taxes or agreed to any extension of time with respect to any assessment or deficiency of Tax; (x) is eligible to make a
Section 338 (h)(10) election for Federal and state Tax purposes; and (y) has validly elected to be treated as an S Corporation and said election has not been terminated, both for Federal and state Tax purposes; and (z) such election was filed more than ten years prior to the date of this Agreement.

                  3.13 INTELLECTUAL PROPERTY.

                           3.13.1 Each patent, invention, disclosure, registered
trademark, trade name, registered copyright and registered service mark, and any patent application or applications for registration of the foregoing, and any goodwill associated therewith, licensed third-party technology or know-how, and trade secrets and know-how ("Intellectual Property") which are owned or used by the Company immediately prior to the Date of Closing will be owned or available for use by the Purchaser on identical terms and conditions immediately subsequent to the Date of Closing.

                           3.13.2 The Company has not interfered with, infringed
upon, misappropriated, or otherwise come into conflict with any rights of third parties to any patents, copyrights, trademarks, trade names or service marks and, the Company has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation or violation.

                           3.13.3 Attached hereto as Schedule 3.13 is a list
which identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any proposed Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions. With respect to each item of Intellectual Property required to be identified on Schedule 3.13:

                                    (i) Except as otherwise disclosed in
Schedule 3.13, the Company possesses all right, title and interest in and to the Intellectual Property, free and clear of any Claim;

                                    (ii) The Intellectual Property is not
subject to any outstanding injunction, judgment, order, decree or ruling of any Governmental Authority or arbitrator;

                                    (iii) No action, suit, proceeding, hearing,
investigation, charge, complaint, claim or demand is pending or, to Sellers' or Blanchard's Knowledge, is threatened which challenges the legality, validity, enforceability, use or ownership of the Intellectual Property; and

                                    (iv) The Company has not agreed to indemnify
any person for or against any interference, infringement, misappropriation, or other conflict with respect to the Intellectual Property.

                           3.13.4 Attached hereto as Schedule 3.13 is a list
which identifies each item of Intellectual Property that any third party owns and the Company uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions. With respect to each such item of Intellectual Property required to be identified on Schedule 3.13:

                                    (i) The license, sublicense, agreement, or
permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                                    (ii) The license, sublicense, agreement or
permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                                    (iii) To Sellers' or Blanchard's Knowledge,
no party to the license, sublicense, agreement, or permission is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                    (iv) To Sellers' or Blanchard's Knowledge,
no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

                                    (v) To Sellers' or Blanchard's Knowledge,
the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge or any Governmental Authority or arbitrator; and

                                    (vi) No action, suit, proceeding, hearing,
investigation, charge, complaint, claim or demand is pending or, to Sellers' or Blanchard's Knowledge, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property.

                  3.14 REAL PROPERTY. The Company does not own any real property used or held for use in connection with its business. Attached hereto as
Schedule 3.14 is a true, correct and complete list of all leases, subleases, licenses and other agreements, including all amendments, modifications and waivers ("Real Property Leases"), under which the Company uses or occupies or has the right to use or occupy, now or in the future, any real property used in its business (the land, buildings and improvements covered by such Real Property Leases being referred to herein as the "Leased Real Property"). Sellers have heretofore delivered or made available to Purchaser true and complete copies of all of the Real Property Leases. Each of the Real Property Leases is in full force and effect, all rents and other sums payable by the Company as tenant thereunder and due prior to the date hereof have been paid and the Company is not in breach or default thereunder which would have a Material Adverse Effect. No termination event or condition or uncured default on the part of the Company exists under any Real Property Lease; and, to Sellers' Knowledge, no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a breach or default which would have a Material Adverse Effect or termination event or condition. The Company has not received any written notice from its landlord or any third party relating to any Real Property Lease or the Leased Real Property which is not disclosed on
Schedule 3.14. All of the land, buildings, structures, plants, facilities and other improvements used in the manufacturing operations of the Company's business are included in or on the Leased Real Property. Except as otherwise disclosed in Schedule 3.14, the Leased Real Property (including all electrical, mechanical and sewer installations) complies in all material respects with applicable building, zoning and other similar laws, codes, ordinances, rules, regulations and orders of Governmental Authorities. Sellers and Blanchard have no knowledge of any pending or anticipated change in any real property law which would have a Material Adverse Effect upon the use, occupancy or operation of the Leased Real Property or any part thereof. No dispute which would have a Material Adverse Effect currently exists between the Company and any applicable Governmental Authority with respect to the application of any real property law to the Leased Real Property. To Sellers' or Blanchard's Knowledge, no portion of the Leased Real Property has suffered any material damage by fire or other casualty which has not been heretofore completely repaired and restored to its original condition. No portion of the Leased Real Property is located in a special flood hazard area as designated by federal Governmental Authorities. The Leased Real Property is supplied with utilities which are adequate to operate the Company's business as currently conducted.

                  3.15 TANGIBLE ASSETS. The Company has good and valid title to all of the tangible assets reflected in the 1999 Financial Statement, except those sold or otherwise disposed of since the 1999 Financial Statement Date in the ordinary course of business consistent with past practice, free and clear of all Claims, except (i) such as are disclosed in Schedule 3.15 attached hereto,
(ii) mechanic's, carrier's, workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, (iii) liens for Taxes, and other governmental charges which are not due and payable or which may thereafter be paid without penalty, and (iv) other minor imperfections of title, restrictions or encumbrances which do not, individually or in the aggregate, impair the continued ownership, use and operation of the particular assets to which they relate in the operation of the Company's business as currently conducted or as contemplated to be conducted. Except as otherwise disclosed in Schedule 3.15, the Company owns or leases all of the assets, taken as a whole, necessary for the conduct of the Company's business as such business has been heretofore conducted, and all such assets, taken as a whole, are being transferred to Purchaser and are in a condition to conduct the Company's business as such business is presently conducted.

                  3.16 ACCOUNTS RECEIVABLE. Schedule 3.16 contains a true and complete list of all Accounts Receivable as of the Date of Closing. All of the Accounts Receivable arose in BONA FIDE transactions and are valid obligations at the full recorded amounts thereof in the Books and Records arising in the ordinary course of the Business, net of an aggregate amount equal to reserves for doubtful accounts and bill-back items, as reflected in the Final Closing Balance Sheet.

                  3.17 INVENTORY. Schedule 3.17 contains a true and complete list of all Inventory as of the Date of Closing. The Inventory consists of items which are merchantable and fit for the purposes intended and the quantity thereof is at levels appropriate and adequate for Purchaser to conduct the Business following the Date of Closing. The Inventory is carried in the Books and Records at an amount that is not in excess of the lower of its cost or its current fair market value on a LIFO method (with obsolescence reserve) and is saleable at prices at least equal to the value thereof in the Books and Records.

                  3.18 EMPLOYEES.

                           3.18.1 Attached hereto as Schedule 3.18 is a complete
and accurate list of the following information for each employee of the Company, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable and any change in compensation since May 31, 1999; vacation accrued; and date of hire.

                           3.18.2 Except as otherwise disclosed in Schedule
3.18, no employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other person, that in any way materially adversely affects (i) the performance of his or her duties as an employee of the Company, or (ii) the ability of the Company to conduct its business.

                  3.19 INSURANCE. Attached hereto as Schedule 3.19 is a list of the following information with respect to each insurance policy (including policies providing fire, product liability, property, casualty, liability, worker's compensation, vehicular and other coverage, and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years: (i) the name, address, and telephone number of the agent, if known; (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; (iii) the policy number and the period of coverage; and (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount of coverage. With respect to each insurance policy currently in effect: (a) the policy is legal, valid, binding, enforceable, and in full force and effect; (b) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) neither the Company nor any other party to the policy is in breach or default which would result in a Material Adverse Effect (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration, under the policy; and (d) no party to the policy has repudiated any provision thereof.

                  3.20 ENVIRONMENTAL MATTERS.

                           3.20.1 DEFINITIONS.

                                    (i) "Contamination" means the uncontained
presence of Hazardous Substances at any property, or arising from any property, which may require remediation or otherwise give rise to liability under any applicable law.

                                    (ii) "Environmental Laws" means all
environmental or health and safety statutes, ordinances, regulations, orders, directives, decrees, permits, governmental approvals, contractual requirements and requirements of common law concerning (1) activities relating to the Business, (2) the properties or assets owned, leased or operated by or in connection with the Business, (3) repairs or construction of any improvements,
(4) handling of any materials, (5) discharges into the air, soil, surface water or ground water and (6) storage, treatment or disposal of any waste at or connected with any activity at such properties.

                                    (iii) "Environmental Lien" means any lien
against the property held by the United States under CERCLA or any Lien held by any other Governmental Authority under any other Environmental Law.

                                    (iv) "Hazardous Substances" means "hazardous
substances" or "pollutants or contaminants" as defined pursuant to CERCLA, "regulated substances" within the meaning of Subtitle I of the Resource Conservation and Liability Act, as amended, hazardous substances as defined under any applicable state or local Environmental Laws, petroleum or petroleum products, and any other substance considered toxic, hazardous or a potential threat to human health or the environment under any applicable Environmental Law, the presence of which has resulted or may result in (1) an Environmental Lien, (2) a party incurring costs or liabilities, or (3) a party being ordered or directed to investigate, remediate or otherwise respond to a potential environmental threat posed by such substances.

                           3.20.2 REPRESENTATIONS AND WARRANTIES.

                                    (i) Except as set forth in Schedule
3.20.2(i), the Company has conducted all activities of the Business in compliance with, and all properties owned, leased or operated by the Company in connection with the Business, comply with, all Environmental Laws. Except as set forth in Schedule 3.20.2(i), the Company is not aware of any facts, events or conditions relating to the facilities, properties or operations of the business which would prevent, hinder or limit continued compliance with any Environmental Laws.

                                    (ii) Schedule 3.20.2(ii) sets forth a true
and complete list of the Permits required pursuant to any Environmental Law (the "Environmental Permits") which have been obtained by the Company. Except as noted in Schedule 3.20.2 (ii), all Environmental Permits are in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions. No modification, suspension, rescission, relocation or cancellation of any Environmental Permit it pending or, to Sellers' or Blanchard's Knowledge, threatened, and no Environmental Permit will be canceled or withdrawn, or otherwise adversely affected by the execution of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Schedule 3.20.2(ii), Sellers have made or caused to have been made all notifications and done all other things necessary to ensure that, following the consummation of the transactions contemplated by this Agreement, all previously issued Environmental Permits shall remain in full force and effect or shall be reissued or amended to permit Purchaser to operate the Business.

                                    (iii) Except as set forth in Schedule
3.20.2(iii), to Sellers' or Blanchard's Knowledge, no Contamination is present or has emanated from or at any property now or previously owned, leased or operated by the Company in connection with the Business. Except as set forth in
Schedule 3.20.2(iii), no property now owned, leased or operated by the Company in connection with the Business is subject to any Environmental Lien. Except as set forth in Schedule 3.20.2(iii), the Company has not incurred costs or liabilities, or has been ordered to investigate, remediate or otherwise respond to a potential environmental threat of Contamination in connection with the Business.

                                    (iv) Schedule 3.20.2(iv) sets forth a true
and complete list of all sites at or to which any waste generated by or on behalf of the Company, or otherwise, in connection with any of its operations has been transported, stored, treated or disposed and all arrangements for such disposal. Except as set forth in Schedule 3.20.2(iv):

                                             (a) the Company has not, in
connection with the Business, received (A) a request for information from any Governmental Authority with respect to any discharge or removal of any Hazardous Substance, or (B) other notice that is has been identified in any litigation, administrative proceeding or investigation as a responsible party or a potentially responsible party for any liability under any Environmental Law or in connection with any Hazardous Substance;

                                             (b) the Company has not filed any
notice under any federal, state or local law, regulation or order reporting a release of Hazardous Substances in connection with the Business or any property owned, leased or operated by the Business; and

                                             (c) the Company has not entered
into any negotiations or agreements with any Person relating to any response action or other cleanup or remediation of any Hazardous Substance.

                                    (v) Except as set forth in Schedule
3.20.2(v), to Sellers' or Blanchard's Knowledge, no portion of any property owned, leased or operated by the Company contains any of the following:

                                             (a) polychlorinated biphenyls or
substances containing polychlorinated biphenyls;

                                             (b) asbestos or materials
containing asbestos;

                                             (c) urea formaldehyde foam
insulation;

                                             (d) radon gas or the presence of
the radioactive decay products of radon in excess of an air concentration of four picocuries per liter; or

                                             (e) tanks presently or formerly
used for the storage of any Hazardous Substance or any other liquid or gas above or below ground.

                                    (vi) Except as noted in Schedule 3.20.2(vi),
no portion of any property owned, leased or operated by the Company constitutes any of the following:

                                             (a) a wetland or other "water of
the United States" for purposes of Section 404 of the Federal Clean Water Act or any similar area regulated under any applicable state law;

                                             (b) a floodplain or other flood
hazard area;

                                             (c) a portion of the coastal zone
for purposes of the Federal Coastal Zone Management Act; or

                                             (d) any other area, development of
which is specifically restricted under applicable law by reason of its physical characteristics or prior use.

                                    (vii) Except as noted in Schedule
3.20.2(vii), the Company has not, in connection with the Business, expressly assumed or undertaken any liability or corrective or response action obligation of any other Person relating to Environmental Laws.

                                    (viii) Except as noted in Schedule
3.20.2(viii), Sellers are not aware of any costs that the Company expects the Business will be likely to incur to achieve or maintain compliance with Environmental Laws or to respond to Contamination.

                  3.21 LABOR RELATIONS; COMPLIANCE. The Company is not a party to any collective bargaining or other labor contract. There is not presently and, there is not threatened (i) any strike, picketing or work stoppage or (ii) any proceeding against the Company relating to an alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee of the Company with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Authority.

                  3.22 EMPLOYEE BENEFITS.

                           3.22.1 DEFINITIONS.

                                    (i) "ERISA" means the Employment Retirement
Income Security Act of 1974, as amended.

                                    (ii) "ERISA Affiliate" means a member of a
"controlled group" of organizations within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

                                    (iii) "Multiemployer Plan" means a
multiemployer plan within the meaning of Section 3(37(A)) of ERISA.

                                    (iv) "Plan" means any welfare plan as
defined by ERISA, any pension plan as defined by Section 3(2) of ERISA, any other retirement, severance, continuation pay, termination pay, bonus, stock bonus, deferred compensation, insurance, vacation, personal leave, tuition reimbursement, dependent care assistance, cafeteria plan or other plan, policy or arrangement providing employee benefits (whether or not described in ERISA) maintained by the Company or an ERISA Affiliate of the Company to which the Company or any ERISA Affiliate contributes or is obligated to contribute for the benefit of one or more employees of the Company.

                           3.22.2 REPRESENTATIONS AND WARRANTIES.

                                    (i) Schedule 3.22.2(i) sets forth a true and
complete list of (1) the name, title, calendar year 1999 compensation, current base salary and specific bonus plans or arrangement for each present employee of the Company; (2) each collective bargaining, union or other employee organization agreements; (3) each employment, advisory and consulting agreement; (4) each employee confidentiality or other agreement protecting proprietary processes, formulae or information; (5) each corporation or other trade or business which is an ERISA Affiliate; and (6) each Plan.
Schedule 3.22.2(i) identifies as such all Plans, if any, which are (1) defined benefit pension plans; (2) severance, continuation pay, termination pay, pension or deferred compensation arrangements (including but not limited to any such arrangements contained in an employment, advisory or consulting agreement), other than pension plans qualified or intended to be qualified under Section 401(a) of the Code; and (3) Multiemployer Plans.

                                    (ii) With respect to each Plan, Sellers
delivered to Purchaser true and complete copies of all current written documents setting forth the terms and conditions of such Plan (or a written summary of such terms in the case of an unwritten Plan) and, in the case of each Plan subject to ERISA, copies of the plan document, the most current summary plan description and any modifications thereto, the most recently filed Internal Revenue Service Form 5500 (including attachments) and the most recent actuarial valuation and report, as applicable, and other material related documents to such Plan such as insurance contracts.

                                    (iii) The acquisition by Purchaser of the
Shares will not, directly or indirectly, give rise to any withdrawal liability or potential withdrawal liability on the part of Purchaser with respect to any Multiemployer Plan in which the Company or an ERISA Affiliate participates or to which the Company or an ERISA Affiliate has or has had any obligation to contribute for the benefit of any such employees. Except as noted in Schedule 3.22.2(iii), the Company does not have any unfulfilled obligation to contribute to any Multiemployer Plan or collectively bargained welfare plan. Neither the Company nor any ERISA Affiliate has incurred any liability which arises from either a complete or partial withdrawal (as defined in Section 4203 or 4205 of ERISA, respectively) from any Multiemployer Plan that has not been discharged and neither the Company nor any ERISA Affiliate has incurred a decline in contributions to a Multiemployer Plan such that, if the current rate of contributions continues, a 70% or greater decline in contributions will occur within the next three plan years.

                                    (iv) Neither the Company nor any ERISA
Affiliate maintains or contributes to, or has ever maintained or had an obligation to contribute to, a Plan subject to Title IV or ERISA or the minimum funding requirements under Section 412 of the Code. There does not exist any condition, there has not occurred any event, and there has not been any omission, with respect to the sponsorship, funding or administration of any employee benefit plan, which has or could result in a Lien upon or claim with respect to any of the assets or the liability of Purchaser for any contribution, withdrawal liability, benefit, claim, settlement, Tax, penalty or payment of any nature except liabilities for benefit claims and funding obligations payable in the ordinary course of business. All contributions required to be made under the terms of any Plan have been timely made in accordance with applicable law, including without limitation, Labor Reg. Section 2510.3-102.

                                    (v) Except as noted in Schedule 3.22.2(v),
each group health plan that provides health coverage to any present or former employee of the Business has operated in material compliance with all requirements of Sections 601 through 608 of ERISA and neither

Section 162(i)(2) and (k) of the Code and the regulations promulgated thereunder (for years prior to 1989) or Section 4980B of the Code and the regulations promulgated under former Section 162(i)(2) and (u) of the Code (for years after 1988), relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease ("COBRA"). Schedule 3.22.2(v) sets forth a true and complete list of all current employees, and former employees since January 1, 1997, of the Company and their respective beneficiaries who are receiving or who are eligible to elect to receive such continuation coverage under such group health plans pursuant to such provisions of ERISA and the Code.

                                    (vi) Each Plan has at all times been
administered in material compliance with its terms, all applicable provisions of ERISA (including the "Fiduciary responsibility" and "prohibited transaction" rules thereof, the Code and other applicable laws, and each Plan intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service which has not been revoked. All applicable requirements under ERISA or the Code as to the filing of reports, documents and notices regarding the Plans with the Department of Labor and the Internal Revenue Service and the furnishing of such reports, documents or notices on a timely basis to participants and beneficiaries on or prior to the date hereof have been complied with in all material respects. There are no active suits, governmental investigations or proceedings pending or threatened against or concerning any Plan or against any fiduciary thereof respecting the fiduciary's duties to the Plan or any trust under the Plan. There is no action or claim (other than routine claims for benefits made in the ordinary course of Plan administration) pending or threatened against or with respect to any Plan and no facts exist which could give rise to any such actions or claims.

                                    (vii) Except as noted in Schedule
3.22.2(vii), the Company has not carried on discussions regarding organization with any labor union and there has not been any strike, work stoppage, labor dispute or other labor trouble relating to employees of the Company, and, to Sellers' or Blanchard's Knowledge, there are no significant threats of work stoppage or labor trouble by employees of the Company.

                                    (viii) None of the Plans that are welfare
benefit plans within the meaning of Section 3(1) of ERISA provide for benefits or coverage for any former or retire employee or their beneficiaries, except to the extent required by COBRA. There is no VEBA maintained with respect to any such welfare plan.

                                    (ix) All insurance premiums have been paid
in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for plan or contract years ending on or before the Date of Closing. With respect to periods from the close of the most recent plan or contract year through the Date of Closing. With respect to periods from the close of the most recent plan or contract year through the Date of Closing with respect to the Plans, all insurance premiums due or payable through the Date of Closing have been or will be paid in full, and no such premium is overdue or in a grace period for late payment.

                                    (x) All expenses and liability relating to
all of the Plans have been, and will on the Date of Closing be, fully and properly accrued on the Books and Records and disclosed in accordance with GAAP and in Plan financial statements.

                                    (xi) Any fidelity bond required to be
obtained by the Company under ERISA with respect to any Plan has been obtained and is in full force and effect.

                                    (xii) The execution of this Agreement by
Sellers and the consummation of the transactions contemplated hereunder will not, except as set forth in Schedule 3.22.2(xii), result in any obligation or liability to any Plan, or to any employee or former employee of the Company.

                  3.23 BROKERAGE. Except for W.Y. Campbell & Company, which fee shall be Seller's liability, neither Sellers nor the Company have made any agreement or taken any other action which might cause anyone to become entitled to a broker's or finder's fee or commission as a result of the Closing of the transactions contemplated hereunder.

                  3.24 PERMITS. Attached hereto as Schedule 3.24 is a complete list of all material Permits known by Sellers to be required for the ownership, use, occupancy, operation or conduct of the Company's business and all such Permits are in full force and effect. The Company has no Liabilities for failures to obtain or comply with the same or comparable Permits with respect to the Company's business as conducted by the Company in the past. Each material Permit is presently valid and in full force and effect; no material violations are or have been recorded in respect of any Permit; no proceeding is pending or, to Sellers' or Blanchard's Knowledge, threatened to revoke, limit, negate or allege a violation of any such Permit; and no such Permit has ever been revoked, limited or negated or been, to Sellers' or Blanchard's Knowledge, threatened with such action. Except as otherwise disclosed on Schedule 3.24, or as otherwise set forth on a Permit, each material Permit is transferable to Purchaser upon Closing and, upon such transfer, it will be valid and in full force and effect.

                  3.25 BANK ACCOUNTS AND POWERS OF ATTORNEY. Schedule 3.25 attached hereto lists (i) the name of each bank in which the Company has, with respect to its business, an account or safe deposit box, the names of all persons authorized to draw on such accounts or to have access to such safe deposit boxes, and any contract, instrument, agreement, license, arrangement, commitment or understanding relating to such accounts and safe deposit boxes, and (ii) the names of all persons holding powers of attorney for the Company with respect to its business and a statement of the terms of such power of attorney.

                  3.26 COMPUTER HARDWARE AND SOFTWARE; EMBEDDED CONTROLS.

                           3.26.1 DEFINITIONS.

                                    (i) "Database" means all data and other
information recorded, stored, transmitted and retrieved in electronic form by a system or any component, whether located on any component or components of a system or archived in storage media of a type employed or used in conjunction with any component or system.

                                    (ii) "Embedded Control" means an
microprocessor, microcontrol, smart instrumentation or other sensor, driver, monitor, robotic or other device controlling a semiconductor, memory circuit, BIOS, PROM or other microchip which performs some electronic or computer logic function.

                                    (iii) "Hardware" means all mainframes,
mid-range computers, personal computers, notebooks, servers, switches, printers, modems, drives, peripherals and any component of any of the foregoing.

                                    (iv) "Software" means all software owned,
developed, licensed or used, including (1) all modifications, enhancements, fixes, updates, upgrades, bypasses and workarounds, (2) the source code and object code for any of the foregoing and (3) all operating systems, bridgeware, firmware, middleware and utilities.

                                    (v) "Technical Information" means all
customer, dealer and supplier lists; serial number records; engineering, manufacturing, design, installation and other technical drawings, specifications and calculations; manufacturing and production processes and techniques; research and development information; operating, maintenance and repair manuals and instruction books; cost and estimating information, cost records, vendor data and other business records (including without limitation, sales histories); sales inquiries; consultant's reports; bills of material, test data and selected test material samples; advertising and promotional literature, including reproducible masters and all other commercial, sales, marketing and technical data (including, but not limited to, data stored electronically or on other format, together with rights under any third party licenses necessary to use such data).

                                    (vi) "Year 2000 Compliant" means, as applied
to any Software, Hardware, Databases, Embedded Controls or Products, that each Component or Product (1) is designed (or has been modified) to be used prior to or after January 1, 2000; (2) will operate without error arising from the creation, recognition, acceptance, calculation, display, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates or date-based, date dependent or date-related data, including but not limited to, century recognition, day-of-the-year recognition, leap years, date values and interfaces of date functionalities; and (3) will not be adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition of the twentieth century through the year 2000 and into the twenty-first century. (vii) "Year 2000 Problem" means the possible inability of an electronic device or computer hardware or software system or program to operate after December 31, 1999 in substantially the same manner as it operates on or prior to the date hereof.

                           3.26.2 REPRESENTATIONS AND WARRANTIES.

                                    (i) Schedule 3.26.2(i) sets forth a true and
complete list of all (1) Hardware; (2) Software; (3) Databases; and (4) Embedded Controls used by the Company in the operation and management of the Business (including, without limitation, those related to the Business' facilities, equipment, manufacturing processes, quality control activities, accounting and bookkeeping records, record keeping activities and products sold to and/or services rendered to customers); the susceptibility or exposure of each such Hardware, Software, Databases and Embedded Controls to computer viruses or Year 2000 Problems; and the amount and nature of any expenses (capital or otherwise) incurred or anticipated to be incurred by the Business in connection with preventing or remedying Year 2000 Problems in any of such Hardware, Software, Databases and Embedded Controls.

                                    (ii) Except as set forth in Schedule
3.26.2(ii), the Company is not aware of any operating problems, including, but not limited to, Year 2000 Problems, presently encountered or likely to be encountered in the future in the use and operation of the Hardware, Software, Databases and Embedded Controls. All Technical Information in electronic form and all Software has been scanned for and cleaned of all computer viruses.

                                    (iii) Except as set forth in Schedule
3.26.2(iii), the Company has not (1) received notice from any supplier, customer, vendor or other entity with which the Company has a relationship, or otherwise become aware of, Year 2000 Problems anticipated by such suppliers, customers, vendors or other entities, or requiring the Company to undertake actions outside the ordinary course of the Business to assist such suppliers, customers, vendors or other entities in dealing with Year 2000 Problems, either of which could have a material adverse effect on the Business; and (2) been advised by its employees, independent public accountants or other consultants or advisors or its banks or other financial intermediaries of any problem it should anticipate or expenditures it is likely to incur relating thereto.

                  3.27 RELIANCE. The representations and warranties of Sellers and the Company set forth in this Agreement are intended to be relied upon by Purchaser and all agreements and covenants to be performed by Sellers on or before the Date of Closing shall, except to the extent that performance thereof shall have been waived in writing, have been duly performed in all respects.

                  3.28 NO MISREPRESENTATION. The representations and warranties contained in subsections 3.1 through 3.27, inclusive, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller that the statements contained in this Section 4 are true, correct, and complete as of the date of this Agreement and will be true, correct and complete as of the Date of Closing (as though made then and as though the Date of Closing were substituted for the date of this Agreement throughout this Section 4), except as otherwise disclosed in the Schedules accompanying this Agreement and initialed by the parties. If any matter or circumstance is covered by more than one representation and warranty, only the matter specified shall apply, and those which are more general shall not apply to such matter or circumstance:

                  4.1 ORGANIZATION AND AUTHORITY; VALID AND BINDING AGREEMENT.

                           4.1.1 Purchaser is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct its business as presently conducted, and to own, lease and operate its assets now owned, leased or used by it.

                           4.1.2 Purchaser has full corporate power and
authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, Purchaser's board of directors and shareholders have duly authorized the execution, delivery and performance of this Agreement by Purchaser.

                           4.1.3 This Agreement is, and each other agreement or
instrument of Purchaser contemplated hereby, when executed and delivered by Purchaser in accordance with the terms hereof or thereof, will be the legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally, from time to time in effect, and to general principles of equity.

                  4.2 NON-CONTRAVENTION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or will constitute a default under, or conflict with, (i) Purchaser's articles of incorporation or bylaws, (ii) any judgment, decree, order or award of any Governmental Authority or arbitrator against Purchaser, (iii) any Applicable Law to which Purchaser is subject or by which any of the assets of Purchaser may be bound or affected. In addition, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which Purchaser is bound or to which any of the assets of Purchaser are subject.

                  4.3 CONSENTS AND APPROVALS. Except as otherwise disclosed in
Schedule 4.3 attached hereto, the consummation of the transactions contemplated by the terms of this Agreement and the performance by Purchaser of this Agreement in accordance with its terms will not require notice to, or the consent or approval of, any Governmental Authority or other person, except for consents required under contracts to which Purchaser is a party as disclosed in
Schedule 4.3 or regulatory approvals or notices required where the failure to obtain such consent or give such notice would not have a Material Adverse Effect or affect the validity of the transfer of the Shares pursuant to the terms of this Agreement.

                  4.4 NO VIOLATION. There are no actions, suits, proceedings or governmental investigations pending against nor, to the knowledge of Purchaser, threatened against, Purchaser, and there is no mortgage, deed of trust, lease, note, shareholders agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship or other restriction, that would prevent or be violated by, or under which there would be a default as a result of, the execution, delivery and performance by Purchaser of this Agreement or consummating the transactions contemplated by this Agreement.

                  4.5 ADEQUATE RESOURCES. Purchaser has ready and timely access to capital necessary to fund the Purchase Price and to close the transactions contemplated by the terms of this Agreement within the time frame set forth in this Agreement. Upon the closing of the transactions contemplated by the terms of this Agreement, the Company will have adequate working capital resources in order to conduct its Business consistent with past practices.

                  4.6 BROKERAGE. Purchaser has not made any agreement or taken any other action which might cause anyone to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereunder.

                  4.7 RELIANCE. The representations and warranties of Purchaser set forth in this Agreement shall be true in all respects and are intended to be relied upon by Sellers and all agreements and covenants to be performed by Purchaser on or before the Date of Closing shall, except to the extent that performance thereof shall have been waived in writing, have been duly performed in all respects

                  4.8 NO MISREPRESENTATION. The representations and warranties contained in Subsections 4.1 through 4.7, inclusive, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

         5. ACTION TO BE TAKEN BY THE PARTIES PRIOR TO THE DATE OF CLOSING. The parties agree as follows during the period from the date of this Agreement through the Date of Closing:

                  5.1 BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties agree to use its fullest and best efforts to take, or cause to be taken, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including satisfaction, but not waiver, of the conditions precedent set forth in Section 7 herein.

                  5.2 NOTICES AND CONSENTS. Each of the parties will give any notices to, make any filings with, and use their best efforts to obtain any authorizations, consents and approvals of Governmental Authorities in connection with the matters referred to in Sections 3.5 and 4.3 herein.

                  5.3 THE COMPANY'S RECORDS AND OPERATIONS. The Company agrees that it will, during the period from the date of this Agreement through the Date of Closing, supply to Purchaser,

Purchaser's employees, agents, accountants, counsel and such other representatives which Purchaser designates ("Purchaser's Agents"), such information and documents concerning the business, operations and assets of the Company as Purchaser shall reasonably request, and to permit Purchaser and Purchaser's Agents to have full and reasonable access, during ordinary business hours, to all of the Company's historical records, to its plant facilities and manufacturing, sales and financial operations. The Sellers hereby agree that, during the period from the date of this Agreement through the Date of Closing, Purchaser and Purchaser's Agents shall have the right to interview and review the information provided to Purchaser and Purchaser's Agents with such employees of the Company as may be designated by the President of the Company during normal business hours and in a manner which will not unreasonably disrupt the operations of the Company's business. Purchaser shall not, and shall not permit Purchaser's Agents to, meet with or discuss any matter with any employee, customer or supplier of the Company except as provided by this Section. Sellers and the Company shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. Sellers and the Company shall use their best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  5.4 PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Purchaser, the Company and Sellers shall each refrain from taking any action which would render any representation or warranty contained in this Agreement inaccurate as of the Date of Closing. Each party shall give prompt notice to the other of (i) any action, suit or proceeding instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement, (ii) any breach of a representation or warranty or Schedule of such party contained in this Agreement is not true and correct in all material respects, (iii) any material errors or omissions from the Schedules, or (iv) any failure of any party to comply with or satisfy any covenant, agreement or condition to be complied with or satisfied by it hereunder. Except as otherwise provided in Section 9 herein, nothing contained in this Section or elsewhere shall be construed as relieving any party from liability for breach of any representation or warranty or from any failure to satisfy any covenant, agreement or condition.

                  5.5 CONDUCT OF BUSINESS. Sellers hereby agree to conduct its business through the Date of Closing only in the Company's ordinary and usual course, to continue normal policies and practices regarding suppliers and sales customers, and to perform the Company's obligations under all contracts, agreements and commitments consistent with past practices and in a manner which would not cause a Material Adverse Effect to occur. Additionally, Sellers agree:

                           5.5.1 To cause the Company not to declare, set aside
or pay any dividend or make any distributions in respect of its common stock, except for dividends or distributions required for the payment of accrued estimated tax payments for the Company's shareholders; and

                           5.5.2 To cause the Company not to make any material
capital expenditures in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).

                  5.6 PUBLIC ANNOUNCEMENTS. Purchaser, the Company and Sellers agree that they will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue a press release or make any public statement unless Purchaser, the Company and Sellers so agree, except as may be required by law or allowed pursuant to the terms of this Agreement.

         6.       ADDITIONAL AGREEMENTS OF THE PARTIES.

                  6.1 CONFIDENTIALITY. In the course of the negotiation and consummation of the transactions contemplated by the terms of this Agreement, Purchaser may come into possession of information concerning the conduct or affairs of the Company (the "Company Confidential Information"), and Sellers and the Company may come into possession of information concerning the conduct or affairs of Purchaser (the "Purchaser Confidential Information"). Accordingly, the parties agree as follows:

                           6.1.1 At all times, whether before or after the Date
of Closing, and whether or not the transactions contemplated by the terms of this Agreement close, Sellers and the Company will treat and hold as confidential all Purchaser Confidential Information, refrain from using any Purchaser Confidential Information except for purposes specifically contemplated by this Agreement, and, at Purchaser's request, deliver to Purchaser or destroy all tangible embodiments (and all copies) of any Purchaser Confidential Information which are in such person's possession.

                           6.1.2 If the transactions contemplated by the terms
of this Agreement close, then at all times after the Date of Closing, Sellers will treat and hold as confidential all Company Confidential Information, refrain from using any Company Confidential Information except for purposes specifically contemplated by this Agreement, and, at the Company's request, deliver to the Company or destroy all tangible embodiments (and all copies) of any the Company Confidential Information which are in such person's possession.

                           6.1.3 At all times before the Date of Closing, and if
the transactions contemplated by the terms of this Agreement do not close, then at all other times, Purchaser will treat and hold as confidential all Company Confidential Information, refrain from using any Company Confidential Information for any reason whatsoever, including to compete with the Company except for purposes specifically contemplated by this Agreement, and, at Company's request, deliver to the Company or destroy all tangible embodiments (and all copies) of any Company Confidential Information which are in Purchaser's possession.

                           6.1.4 At all times before the Date of Closing, and if
the transactions do not close, then at all other times, Purchaser agrees not to initiate or maintain contact (except for those contacts made in the ordinary course of its business with the Company) with any officer, director or employee of the Company regarding its business, operations, prospects or finances, without the express advance written permission of the President of the Company. Unless otherwise agreed to by the President of the Company, (i) all communications regarding the transactions contemplated by the terms of this Agreement, (ii) all requests for additional information, (iii) all requests for facility tours or management meetings, and (iv) all discussions or questions regarding any matter described herein will be submitted or directed only to the President of the Company and in a manner suitable to preserve such confidentiality. At all times before the Date of Closing, and if the transactions contemplated by the terms of this Agreement do not close, then at all other times, Purchaser agrees not to employ, hire or retain the services of any employees of the Company.

                           6.1.5 This Section 6.1 will not apply to any
information which is generally available to the public (other than by reason of any disclosure which constitutes or is the result of a breach of this Section 6.1). If any party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that party will notify the party whose Confidential Information is protected promptly of such request or requirement so that the protected party may seek an appropriate protective order or waive compliance with the provisions of this Section 6.1. If, in the absence of such a protective order or waiver, any party, on the advice of counsel, is compelled to disclose any Confidential Information to any Governmental Authority, the disclosing party will use his/its best efforts to ensure that such disclosure is limited to Confidential Information which is so required to be disclosed and obtain an order or other assurance that confidential treatment will be accorded to any Confidential Information disclosed.

                           6.1.6 The parties hereby acknowledge and agree that
any breach of the terms and conditions of this Section 6.1 may cause immediate, immeasurable and permanent damage to the Company, that due to the nature of the harm which may be caused, an adequate remedy at law may not be easily determined, and as a result, the terms and provisions contained herein for the protection of the Company shall be specifically enforceable in any court of competent jurisdiction and that this provision in no way relieves any breaching party for liability to the Company for any actual or consequential damages to the Company as a result of such breach.

                           6.1.7 Purchaser shall indemnify and hold Sellers and
the Company harmless from and against any and all Loss resulting from claims suffered or incurred by Company, arising out of or resulting from Purchaser's or Purchaser's Agents' disclosure or use of Company Confidential Information in a manner which would be a breach of the terms and conditions of this Section 6.1.

                  6.2 HSR ACT.

                           6.2.1 Sellers will, and will cause Company to, (i)
take promptly all actions necessary to make the filings required of the Sellers and Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1977 (the "HSR Act"), (ii) comply at the earliest practicable date with any request for additional information received by Sellers or the Company from the Federal Trade Commission or the Department of Justice pursuant to the HSR Act and (iii) cooperate with Purchaser in connection with Purchaser's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by the terms of this Agreement which are commenced by either the Federal Trade Commission or the Department of Justice.

                           6.2.2 Purchaser will (i) take promptly all actions
necessary to make the filings required of Purchaser under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by Purchaser from the Federal Trade Commission or the Department of Justice pursuant to the HSR Act and (iii) cooperate with Sellers and Company in connection with Sellers' and Company's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by the terms of this Agreement which are commenced by either the Federal Trade Commission or the Department of Justice.

                  6.3 TRANSACTION EXPENSES. Purchaser shall be responsible for all costs and expenses incurred by Purchaser in connection with the negotiation, preparation and closing of the transactions contemplated by the terms of this Agreement. Sellers shall be responsible for all costs and expenses, including attorney, accounting and brokerage related fees disclosed in Section 3.23, incurred by Sellers and the Company in connection with the negotiation, preparation and closing of the transactions contemplated by the terms of this Agreement (hereinafter collectively referred to as "Seller Closing Fees"), and said Seller Closing Fees shall be paid by the Company in full on or before the Date of Closing. In the event the transactions contemplated by the terms of this Agreement close, then the Company shall pay (i) all transfer, sales, use and other Taxes imposed by reason of the transactions contemplated by this Agreement and (ii) all stamp and recording taxes, fees and expenses, settlement fees, escrow fees and other miscellaneous closing fees or costs associated therewith.

                  6.4 EXCLUSIVE DEALING. Between the date of signing of this Agreement and the Date of Closing, no Seller will:

                           6.4.1 solicit or initiate discussions or engage in
negotiations with any Person other than Purchaser (whether or not such discussions are initiated by such Seller), with respect to the possible acquisition of the Company, the Business, the Shares or the assets of the Company by such Person (whether by merger, purchase of capital stock, purchase of assets, consolidation or otherwise);

                           6.4.2 provide any information with respect to the
Company, the Business, the Shares or the assets of the Company to any Person other than Purchaser relating to the possible acquisition of the Company, the Business, the Shares or the assets of the Company by such Person (whether by merger, purchase of capital stock, purchase of assets, consolidation or otherwise) other than Purchaser, its agents, representatives and advisors who have or need to know such information for the purposes of this transaction, and the Company and Sellers; or

                           6.4.3 enter into a transaction with any Person other
than Purchaser concerning the possible acquisition of the Company, the Business, the Shares or the assets of the Company by such Person (whether by merger, purchase of capital stock, purchase of assets, consolidation or otherwise).

                  6.5 DEPOSITED FUNDS.

                           6.5.1 RCO ENGINEERING, INC. The parties acknowledge
that in connection with a certain litigation between, among others, the Company and Roger W. Blanchard (as defendants) and RCO Engineering, Inc. (as plaintiff), pending in the State of Michigan, Macomb County Court as Case No. 93-404-CE: (a) the plaintiffs deposited with the Macomb County Circuit Court Clerk (the "Clerk")Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars in an interest bearing account (such $250,000.00 and the interest accrued thereon through the date of the Clerk's release of the funds is hereinafter referred to as the "Deposited Amount"); (b) the Macomb County Circuit Court (the "Court") awarded the Deposited Amount in connection with mediation sanctions and ordered the Deposited Funds to be deposited with the Clerk; (c) the Court's order specified that the Deposited Funds be disbursed following the final appellate disposition of the appeal from the orders and/or judgment in the case. Purchaser hereby acknowledges and agrees that the Deposited Amount is not being purchased hereunder and that all right, title and interest to the Deposited Amount is and shall remain with Sellers. Purchaser hereby agrees to cause the Company to transfer, sell and assign any interest the Company may have to Sellers. Sellers confirm that the Deposited Amount is not included on the Bid Balance Sheet and the parties acknowledge that the Deposited Amount will not be included in the Estimated Closing Balance Sheet or the Final Closing Balance Sheet. The Company shall join in and agree to any action in such Court which may be required to release the Deposited Amount to Sellers upon final appellate adjudication.

                           6.5.2 S-CORPORATION DEPOSIT. Purchaser agrees to
cause the Company to complete, execute and file the appropriate documents with the Internal Revenue Service by May 15, 2000 in order to request a refund of the S-Corporation Deposit as described herein. The Seller represents that, as of March 31, 2000, the S-Corporation Deposit is in the amount of One Million Seven Hundred Thirty Thousand, Nine Hundred Thirty-One and 00/100 ($1,730,931.00) Dollars (the "Sellers' S-Corporation Deposit"). On or before May 15, 2000, the Company will make an additional S-Corporation Deposit as may be required to maintain the March 31 fiscal year end of the Company, which additional S-Corporation Deposit is estimated to be approximately $500,000 (the "Company's S-Corporation Deposit"). Purchaser hereby releases any claim of right, title or interest to the Sellers' S-Corporation Deposit and Seller hereby releases any claim of right, title or interest to the Company's S-Corporation Deposit. Upon filing for the refund of the S-Corporation Deposit, Purchaser will provide Sellers with copies of all documents filed with the Internal Revenue Service. Purchaser shall further cause the Company to notify Sellers upon receipt of the refund of the S-Corporation Deposit and to tender to Sellers payment, in cash or its equivalent, of the Sellers' S-Corporation Deposit, or the portion thereof refunded, immediately upon receipt thereof (without the right of set-off or counterclaim of any nature whatsoever); PROVIDED that the Company shall only be obligated to tender such payment of the Sellers' S-Corporation Deposit, or the portion thereof refunded, in the event such refund is received by the Company and such payment shall be limited to the amount of any refund received.

         7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES.

                  7.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the delivery of the following documents or the fulfillment of the following conditions on or prior to the Date of Closing (any one or more of which may be waived in whole or in part by Purchaser if such waiver is in writing and signed by an authorized officer of Purchaser):

                           7.1.1 REPRESENTATIONS AND WARRANTIES. The
representations and warranties of the Company and Sellers contained in this Agreement, and the statements of the Company and Sellers contained on the Schedules hereto or in any other agreement, instrument or certificate delivered by the Company and Sellers pursuant to this Agreement shall be true and correct in all material respects on and as of the Date of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such date.

                           7.1.2 PERFORMANCE AND COMPLIANCE. The Company and
Sellers shall have obtained the consents listed on Schedule 3.5 and shall have performed in all material respects all of the agreements, covenants, obligations and conditions and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by the Company and Sellers on or before the Date of Closing.

                           7.1.3 ASSETS INTACT. There shall not have been any
(i) taking or condemnation for any public or quasi-public purpose or use by any competent authority or by any rights of eminent domain of any material portion of the assets of the Company, or (ii) any material damage, destruction, or loss of any kind from any cause of any material portion of the assets of the Company.

                           7.1.4 NO ACTIONS, SUITS OR PROCEEDINGS. No action,
suit or proceeding shall be pending, or to Sellers' Knowledge, threatened, before or by any Governmental Authority to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                           7.1.5 SATISFACTORY INSTRUMENTS OF TRANSFER. All
instruments and documents required on the Company's or Sellers' part to effectuate and consummate the transactions contemplated hereby shall be delivered to Purchaser and shall be in form and substance reasonably satisfactory to Purchaser.

                           7.1.6 NO CLAIMS. No Claim shall be made or threatened
by any person asserting that such person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or
(ii) is entitled to all or any portion of the Purchase Price payable for the Shares.

                           7.1.7 NO MATERIAL ADVANCE CHANGE. There shall be no
Material Adverse Effect, and there shall be no event or circumstances that shall cause to exist a Material Adverse Effect, and Sellers shall have no knowledge that a Material Adverse Effect is threatened.

                           7.1.8 SELLERS' CLOSING DOCUMENTS. Sellers shall
deliver or shall cause to be delivered to Purchaser the following documents on or prior to the Date of Closing:

                                    (i) Certificates representing the Shares,
duly endorsed (or accompanied by duly executed assignments separate from certificate) for transfer to Purchaser;

                                    (ii) A Covenant Not to Compete and
Non-Disclosure Agreement in the form of Schedule 7.1.8(ii), attached hereto, executed by Roger W. Blanchard;

                                    (iii) An Amendment to the Lease in the form
of Schedule 7.1.8(iii), attached hereto;

                                    (iv) A certificate executed by the Company
and the Sellers representing and warranting to Purchaser that (x) the Sellers' representations and warranties contained in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Date of Closing as if made on the Date of Closing, and (y) Sellers have performed all obligations required to be performed by them on or prior to the Date of Closing;

                                    (v) The resignation of Roger W. Blanchard as
an officer and director of the Company, as well as the resignation of any other officers and directors of the Company that Purchaser requests;

                                    (vi) Certificates of the Secretary or
Assistant Secretary of the Company attesting to the incumbency of the respective officers executing this Agreement and the other certificates and agreements delivered by the Company at Closing;

                                    (vii) A Certificate of Good Standing for the
Company issued by the State of Michigan not more than five (5) days prior to the Date of Closing and from such other states, if any, where the Company is qualified to do business, to the effect that the Company is in good standing in the State of Michigan and is authorized to do business in the State of Michigan as of the date of such Certificate of Good Standing;

                                    (viii) The pay-off statements and UCC-3
termination statements and/or mortgage satisfaction pieces releasing and terminating any liens and security interests on the Assets and the Shares identified on Schedule 7.1.8(viii) attached hereto;

                                    (ix) Purchaser shall have received a receipt
letter from each of Gregory R. Blanchard, J. D. Hennen, David Pastori and Robert Puckett (collectively, the "Employees") evidencing receipt and satisfaction of the payment of all incentive or bonus payments to each of them by the Company in the aggregate amount of Eight Hundred Twenty Thousand and

00/100 Dollars ($820,000.00) pursuant to those certain Incentive Agreements dated as of December 23, 1999 between the Company and each of the Employees and pursuant to Paragraphs 7 and 8 of those certain employment letters dated as of December 23, 1999 between the Company and each of the Employees;

                                    (x) A certificate executed by the Secretary
or Assistant Secretary of the Company attesting to the fact that all necessary corporate actions and other proceedings to be taken by the Company in connection with the transactions contemplated by the terms of this Agreement have been accomplished;

                                    (xi) Purchaser shall have received a
certificate signed by the Company and Sellers certifying compliance by the Company and Sellers with the provisions of Section 7.1.1;

                                    (xii) Purchaser shall have received an
opinion dated as of the Date of Closing from Seller's counsel in the form of
Schedule 7.1.8(xii) attached hereto;

                                    (xiii) A Joinder to Agreement of Sale and
Purchase of Stock in the form of Schedule 7.1.8(xiii) attached hereto;

                                    (xiv) A letter agreement with respect to The
Economic Development Corporation of the Township of Macomb loan in the form of
Schedule 7.1.8 (xiv) hereto;

                                    (xv) Purchaser shall have received a copy of
the Company's S- Corporation election as filed with the Internal Revenue Service or such other evidence satisfactory to Purchaser that the Company is an S-Corporation under the Code; and

                                    (xvi) All other documents, certificates,
assignments, agreements and other instruments as, in the opinion of Purchaser or its counsel, are reasonably necessary to consummate the transactions contemplated by this Agreement.

                           7.1.9 ESTOPPEL CERTIFICATES. Purchaser shall have
received a current estoppel certificate from the lessor under each Real Property Lease stating (i) that such Real Property Lease is in full force and effect and has not been amended, modified or supplemental other than as set forth on
Schedule 3.14 herein, (ii) that such rent and other sums and charges payable under such Real Property Lease are current and sets forth the date through which payments have been made, (iii) the amount of any tenant security or other similar deposit held by or on behalf of such lessor under such Real Property Lease, (iv) that no notice of default on the part of the Company or termination notice has been served under such Real Property Lease that remains outstanding,
(v) no uncured default or termination event or condition exists under such Real Property Lease and that no event has occurred or condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition, and (vi) that the consummation of the transactions contemplated by the terms of this Agreement will not constitute a default under such Real Property Lease or grounds for the termination thereof or for the exercise of any other right or remedy adverse to the interests of the tenant thereunder. Each estoppel certificate shall otherwise be in a form reasonably satisfactory to Purchaser.

                           7.1.10 DUE DILIGENCE INVESTIGATION. The results of
Purchaser's due diligence investigation, including but not limited to, the Environmental Investigation, shall have been satisfactory to Purchaser.

                           7.1.11 NONDISTURBANCE. The Company shall have
received nondisturbance agreements in customary form from each lender who has a mortgage on the Leased Real Property.

                           7.1.12 CUSTOMER REVIEW. Purchaser shall have received
reasonable assurances from the Company's major customers to the effect that such customers will continue their respective business relationship with the Company at levels comparable with past practice and consistent with the Company's current projections. For purposes hereof, "major customers" shall mean GE Aircraft Engines, Allied Signal/Honeywell and McDonnell Douglas Helicopter Systems.

                  7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND SELLERS. The obligations of the Company and Sellers to consummate the transactions contemplated by this Agreement shall be subject to the delivery of the following documents or the fulfillment of the following conditions on or prior to the Date of Closing (any one or more of which may be waived in whole or in part by the Company and Sellers if such waiver is in writing and signed by Sellers and an authorized officer of the Company):

                           7.2.1 REPRESENTATIONS AND WARRANTIES. The
representations and warranties of Purchaser contained in this Agreement, and the statements of Purchaser contained on the Schedules hereto or in any other agreement, instrument or certificate delivered by Purchaser pursuant to this Agreement shall be true and correct in all material respects on and as of the Date of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such date.

                           7.2.2 PERFORMANCE AND COMPLIANCE. Purchaser shall
have obtained the consents listed on Schedule 4.3 and shall have performed in all material respects all of the agreements, covenants, obligations and conditions and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by Purchaser on or before the Date of Closing.

                           7.2.3 NO ACTIONS, SUITS OR PROCEEDINGS. No action,
suit or proceeding shall be pending, or to Purchaser's knowledge, threatened, before or by any Governmental Authority to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                           7.2.4 SATISFACTORY INSTRUMENTS OF TRANSFER; PURCHASE
PRICE. All instruments and documents required on Purchaser's part to effectuate and consummate the transactions contemplated hereby shall be delivered to Sellers and shall be in form and substance reasonably satisfactory to Sellers and its counsel. Purchaser shall have delivered to Sellers the Purchase Price in the form and amount required pursuant to the terms of Section 2.1 herein.

                           7.2.5 PURCHASER'S CLOSING DOCUMENTS. Purchaser shall
deliver or shall cause to be delivered to Sellers the following documents on the Date of Closing:

                                    (i) A certificate executed by Purchaser to
the effect that (x) each of the Purchaser's representations and warranties in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all respects as if made on the Date of Closing, and (y) the Purchaser has performed all obligations required to be performed by it on or prior to the Date of Closing.

                                    (ii) A certificate executed by the Secretary
or Assistant Secretary of Purchaser attesting to the fact that all necessary corporate actions and other proceedings to be taken by Purchaser in connection with the transactions contemplated by the terms of this Agreement have been accomplished.

                                    (iii) Sellers shall have received a
Certificate of Good Standing certified by the State of Delaware and dated not less than five (5) days prior to the Date of Closing, and from such other states, if any, where Purchaser is qualified to do business, to the effect that Purchaser is in good standing in the State of Delaware and is authorized to do business in said state as of the date of said Certificate of Good Standing.

                                    (iv) Seller shall have received a
certificate signed by Purchaser with respect to compliance by Purchaser with the provisions of Section 7.2 herein.

                                    (v) The Company and Sellers shall have
received an opinion dated as of the Date of Closing from Purchaser's counsel in the form of Schedule 7.2.5(v) attached hereto.

         8.       TAX MATTERS.

                  8.1 ALLOCATION OF LIABILITY OF TAXES.

                           8.1.1 SELLERS LIABLE FOR TAXES IN PRE-CLOSING PERIOD
(EXCEPT THOSE RELATING TO SECTION 338(h)(10) ELECTION). Except as set forth in
Section 8.1.3 herein, Sellers shall be liable for, and shall indemnify, defend and hold Purchaser harmless from and against, any and all Taxes imposed on the Company or Sellers or any of the assets, operations or activities of the Company, and any Taxes imposed by any Governmental Authority upon an audit without limitation, related or attributable to any Pre-Closing Period.

                           8.1.2 PURCHASER LIABLE FOR TAXES IN POST-CLOSING
PERIOD. Purchaser shall be liable for, and shall indemnify, defend and hold harmless Sellers from and against any Taxes imposed on Sellers and the Company or any of the assets, operations or activities of the Company or its successors related or attributable to any Post-Closing Period.

                           8.1.3 SPECIAL PROVISIONS REGARDING SECTION 338(H)(10)
ELECTION. Notwithstanding anything contained in Section 8.1.1 herein to the contrary, Purchaser expressly acknowledges and agrees that it shall be responsible for, and shall indemnify, defend and hold Sellers harmless from and against the Incremental Taxes caused by the Section 338(h)(10) Election, which Incremental Taxes will be paid by Purchaser at the time of the filing of the tax return with respect to such Section 338(h)(10) Election, which tax return will be subject to review by Purchaser prior to its filing.

                  8.2 PREPARATION AND FILING OF TAX RETURNS. Sellers shall have the right and obligation to timely prepare and file, and cause to be timely prepared and filed, when due any Tax Return that is required to include the operations, ownership, assets or activities of the Company for any period ending on or prior to the Date of Closing, including, without limitation, all final returns of the Company and all returns related to the deemed asset sale and deemed liquidation of the Company under Treasury Regulation Sections 1.338(h)(10)-T(d)(3) and (4). Purchaser shall have the right and obligation to prepare and file, with Seller's reasonable assistance, any Tax Return for any period ending after the Date of Closing.

                  8.3 TAX CONTROVERSIES, ASSISTANCE AND COOPERATION.

                           8.3.1 NOTICE. In the event any Tax Authority informs
either of Sellers, on the one hand, or Purchaser, on the other, of any notice of proposed audit, claim, assessment or other dispute concerning an amount of Tax with respect to which the other party may be liable, the party so informed shall promptly notify the other party of such matter. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice or other documents received from any Tax Authority with respect to such matter. Each party, at its own expense, with reasonable cooperation from the other party and subject to the conditions of Section 8.3.2 herein will manage, negotiate and resolve, its own audits, claims, assessments or disputes.

                           8.3.2 CONSENT TO SETTLEMENT. Purchaser and Sellers
shall not agree to settle or permit the settlement of any Tax liability or compromise any claims with respect to a Tax, which settlement or compromise may materially affect the liability for a Tax (or right to a Tax benefit) of the other party, without such other party's prior consent, which consent shall not be unreasonably withheld. Neither Purchaser nor Sellers shall make, revoke or amend any Tax election or amend any Tax Return of the other party, without such other party's consent which may affect the other party's liability for a Tax or right to a Tax benefit. Purchaser shall promptly notify Sellers of any third party claims relating to the reporting, assessment or payment of any such Tax relating to any period ending on or before the Date of Closing or including the Date of Closing (and Sellers shall be entitled to meaningful participation in any settlement discussions or negotiations relating to any such third party claims).

                           8.3.3 ASSISTANCE AND COOPERATION. Sellers, on the one
hand, and Purchaser or the Company, on the other, shall cooperate with each other and with each other's agents, including accounting firms and legal counsel, in connection with Tax matters relating to the Company, including (i) preparation and filing of Tax Returns; (ii) determining the liability and amount of any Tax due or the right to any amount of any refund of Tax (iii) examinations of Tax Returns; and (iv) any administrative or judicial proceeding in respect of a Tax assessed or proposed to be assessed. Such cooperation shall include each party making all information and documents in its possession relating to the Company available to the other party. The parties shall retain all Tax Returns, schedules and work papers, and all material records or other documents relating thereto, for at least ten (10) years from the date of creation, but in no event will such documents be discarded until the expiration of the applicable statute of limitations (including, to the extent notified by any party, any extension thereof) of the Tax Period to which such Tax Returns and other documents and information relate. Each of the parties shall also make available to the other party, as reasonably required and available personnel (including officers, directors, employees and agents) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to Taxes.

                  8.4 SECTION 338(h)(10) ELECTION.

                           8.4.1 Purchaser may make an election under Section
338(g) of the Code (and any comparable election under state, local or foreign tax law) with respect to the Company. With respect to the purchase and sale of the Shares under this Agreement ("Stock Purchase Transaction"), Purchaser and Sellers may make a Section 338(h)(10) Election with respect to the acquisition of the Company by Purchaser. Purchaser and Sellers shall cooperate fully with each other in the making of the Section 338(h)(10) Election. In particular, Purchaser shall be responsible for the preparation and filing of all Tax Returns and forms (collectively the "Section 338 Forms") required under Applicable Tax Law to be filed in connection with making the Section 338(h)(10) Election. Sellers shall deliver to Purchaser, within sixty (60) days prior to the date the
Section 338 Forms are required to be filed, such documents and other forms as reasonably requested by Purchaser to properly complete the Section 338 Forms. Purchaser and Sellers shall report the Stock Purchase Transaction consistent with the Section 338(h)(10) Election and shall take no position contrary thereto or inconsistent therewith in any Tax Return, or in any discussion with or any proceeding, before any Taxing Authority or other governmental body or otherwise.

                           8.4.2 The "ADSP (aggregate deemed sale price)" (as
defined in and required to be allocated pursuant to Section 338(h)(10) of the
Code) shall be allocated with respect to the Stock Purchase Transaction in accordance with Schedule 8.4.2. In the event that any such allocation is disputed by any Taxing Authority, the party receiving notice of such dispute shall promptly notify and consult with the other party hereto concerning resolution of such dispute and such dispute shall be settled or compromised by the Purchaser or Sellers with the consent of the Sellers and Purchaser, which consent shall not be unreasonably withheld. Purchaser shall cause the Company to comply with this Section 8.4.

                  8.5 TAX FILINGS. Sellers shall, on a timely basis, prepare (in a manner consistent with prior practice and this Agreement), execute and file on behalf of the Company: (i) the federal income Tax Returns to be filed on behalf of the Company for the period ending as of the close of business on the Date of Closing which will include the gain or loss resulting from the "deemed sale" and "deemed liquidation" that will occur (pursuant to Treasury Regulation Section 1.338(h)(10)- T(d)(3) and (4) by reason of the Purchaser's and Sellers' 338(h)(10) Election); and (ii) any corresponding state and local income Tax Returns required to be filed on behalf of the Company for the period ending as of the close of business on the Date of Closing. The Purchaser shall cooperate with Sellers in connection with the preparation and filing of such returns by making the books, records and personnel of the Company available to Sellers and taking such action as Sellers may reasonably request. The Purchaser shall have the right to review and approve such returns prior to filing.

         9.       INDEMNIFICATION.

                  9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties set forth in this Agreement and in any other document delivered in connection with the closing of the transactions contemplated by the terms of this Agreement shall survive the Closing for a period of two (2) years (regardless of any investigation made by any party hereto or on its behalf); except for the following representations and warranties specifically identified in Sections 9.1.1 and 9.1.2 herein which shall survive the Closing and shall continue in full force and effect:

                           9.1.1 For a period equal to the applicable statute of
limitations in the case of representations and warranties contained in Section
3.12 herein; and

                           9.1.2 Perpetuity, in the case of representations and
warranties contained in Sections 3.1 and 3.2 herein;.

                  9.2 INDEMNIFICATION OBLIGATION OF THE PARTIES:

                           9.2.1 INDEMNIFICATION OBLIGATIONS OF THE SELLERS,
BLANCHARD AND THE COMPANY. Sellers and Blanchard shall indemnify Purchaser in respect of, and save and hold Purchaser harmless against and pay on behalf of or reimburse Purchaser as and when incurred, any Loss with respect to the Company which any Purchaser suffers, sustains or becomes subject to as a result of, in connection with, relating or incidental to or by virtue of, without duplication, the following; provided, however, that Sellers and Blanchard shall not have any liability hereunder if Purchaser fails to notify Sellers and Blanchard of such liability in accordance with Section 9.3 herein:

                                    (i) Subject to the survival provisions of
Section 9.1 herein, any misrepresentation or breach of any representation or warranty by Sellers, Blanchard or the Company set forth in this Agreement or any Schedule, certificate or other instrument, agreement or document furnished to Purchaser by Sellers pursuant to any of the transactions contemplated by the terms of this Agreement;

                                    (ii) Litigation commenced in the Circuit
Court for the County of Macomb, State of Michigan, captioned RCO ENGINEERING, INC. V. ACR INDUSTRIES, INC., ET. AL., Case No. 93-304-CE; and

                                    (iii) Subject to the survival provisions of
Section 9.1 herein, any non- fulfillment or breach of any covenant or agreement of Sellers set forth in this Agreement and any and all other agreements, instruments, certificates and other documents furnished to Purchaser by Sellers pursuant to any of the transactions contemplated by the terms of this Agreement.

                                    (iv) Any obligation or liability of any
nature (including any indemnity obligation) of the Company to its former shareholder Robert J. Kazmarek.

                                    (v) Any liability for Taxes as contemplated
by Section 8.1.1.

                                    (vi) Except as expressly provided in Section
10 with respect to the Company's current facility at 15375 Twenty-three Mile Road, Macomb, Michigan (the "Macomb Facility"), any failure by the Company to comply with or have complied with any Environmental Laws, or from any Contamination resulting from the Company's operation of the Business or present at, threatening or emanating from any property which the Business has owned, leased or operated and attributable in any way to actions occurring or conditions existing prior to the Date of Closing.

                                    (vii) Any liability or obligation to GE
Aircraft Engines ("GEAE") or its successors or assigns arising out of the Company's sale of bearings to GEAE prior to the Date of Closing.

                           9.2.2 OFFSET RIGHT. In satisfaction of any
indemnification obligation of the Sellers, Purchaser shall first, recover amounts to the extent available from the Holdback Amount and only to the extent such assets are insufficient to satisfy such indemnification obligations, second, recover amounts which would otherwise be payable by way of offset against the Promissory Note described in Section 9.2.2; provided, however, to the extent that all amounts have been distributed from the Holdback Amount or otherwise offset against the Promissory Note, then the Sellers will nonetheless remain liable for Indemnification under Section 9.2.

                           9.2.3 INDEMNIFICATION OBLIGATIONS OF THE PURCHASER.
Purchaser shall indemnify Sellers in respect of, and save and hold Sellers harmless against and pay on behalf of or reimburse Sellers as and when incurred, any Loss which Sellers suffer, sustain or become subject to as a result of, in connection with, relating or incidental to or by virtue of, without duplication the following; provided, however, that Purchaser shall not have any liability hereunder if Sellers fail to notify Purchaser of such liability in accordance with Section 9.3 herein:

                                    (i) Subject to the survival provisions of
Section 9.1 herein, any misrepresentation or breach of any representation or warranty by Purchaser set forth in this Agreement or any Schedule, certificate or other instrument, agreement or document furnished to Seller by Purchaser pursuant to any of the transactions contemplated by the terms of this Agreement; and

                                    (ii) Subject to the survival provisions of
Section 9.1 herein, any non- fulfillment or breach of any covenant or agreement of Purchaser set forth in this Agreement and any and all other agreements, instruments, certificates and other documents furnished by Sellers to Purchaser pursuant to any of the transactions contemplated by the terms of this Agreement.

                                    (iii) Any liability for Taxes as
contemplated by Section 8.1.2 and for Incremental Taxes as contemplated by
Section 8.1.3.

                                    (iv) Any liability for actions taken by the
Purchaser relating to the operations of the Company following the Closing.

                  9.3 CONTRACTUAL STATUTE OF LIMITATIONS; NO TOLLING; CLAIMS PROCEDURE. Notwithstanding anything contained in Section 9.1 herein to the contrary, any claim brought pursuant to the terms of Section 9.2.1(iii) and 9.2.3(ii) must be made on or before the first (1st) anniversary of the Date of Closing . Any such claims made thereafter shall be null and void, regardless of when the facts purportedly giving rise to such claims were actually discovered or with reasonable diligence should have been discovered. It is the intent of the parties that this Section 9.3 shall serve as a contractual statute of limitations with no tolling period permitted. If any claim for breach of any covenant, obligation, representation or warranty contained herein shall be asserted against any party, the party seeking indemnification ("Indemnified Party") shall promptly notify, in writing, the party from whom indemnification is sought ("Indemnifying Party"), stating the amount claimed to be due and payable or an estimate of the claim if contingent or unliquidated, the basis of the claim and the provision or provisions of this Agreement under which such claim is asserted. Any notice hereunder shall be accompanied by copies of any documents relied on by any claimant and furnished to the Indemnified Party. Within thirty (30) calendar days after receipt of such notice, the Indemnifying Party shall by written notice either (i) concede liability in whole as to the amount claimed in such notice; (ii) deny liability in whole as to such amount; or (iii) concede liability in part and deny liability. If the Indemnified Party and Indemnifying Party are unable to resolve any difference over said liability or the amount thereof, any action brought in respect of such claim shall be subject to the provisions of Section 12.2 of this Agreement, subject to the limitations contained in this Section 9.

                  9.4 MATTERS INVOLVING THIRD PARTIES.

                           9.4.1 If any third party shall notify the Company,
Sellers or Purchaser, as the case may be (the "Indemnified Party"), with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Company, Sellers or Purchaser, as the case may be (the "Indemnifying Party"), then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing: provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                           9.4.2 The Indemnifying Party will have the right to
defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) either the Indemnifying Party notifies the Indemnified Party in writing, within fifteen

(15) days after the Indemnified Party has given notice of the Third Party Claim, that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any loss the Indemnified Party may suffer resulting from, arising out of, or caused by the Third Party "Claim," or in the event the Indemnifying Party has indemnification coverage through its insurance carrier, the Indemnifying Party tenders the Third-Party Claim to such insurance carrier in writing within ten (10) days after the Indemnified Party has given notice of a Third-Party Claim, and the Indemnified Party is provided with notice from the insurance carrier, in writing, without any reservation of rights, that the insurance carrier will provide legal representation and undertake coverage, within thirty (30) days of such tender, (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                           9.4.3 So long as the Indemnifying Party is conducting
the defense of the Third Party Claim in accordance with Section 9.4.2 hereof,
(i) the Indemnified Party may retain separate counsel at its sole cost and expense and participate in the defense of the Third Party "Claim," and the Indemnifying Party shall provide the Indemnified Party and/or its counsel with necessary information, including documents and pleadings, and further the Indemnifying Party and the Indemnified Party shall enter into a joint defense agreement, if necessary, to preserve the attorney privilege, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).
9.4.4 In the event any of the conditions in Section 9.4.2 hereof is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including actual attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any Loss the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this
Section 9.

                  9.5 BASKET AMOUNTS. Sellers shall not be obligated to pay any Loss which a Purchaser suffers, sustains, or becomes subject to as a result of, in connection with, relating or incidental to or by virtue of, without duplication, any breach of the representations and warranties set forth in
Section 9.1 unless such Loss is a Material Loss, as that term is defined herein, and until such time as all Material Losses, in the aggregate, exceed the sum of Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars ("Basket Amount"), whereupon Sellers shall be obligated to pay in full the entire amount of all Material Losses, including the Basket Amount. For purposes of this Section 9.5, the term "Material Loss" shall be defined as any single Loss which exceeds the sum of Five Thousand and 00/100 ($5,000.00) Dollars. Notwithstanding anything contained herein to the contrary, in no event shall Sellers be required to make any indemnification payments pursuant to the terms of Sections 9.2.1(i) or (iii) herein, in the aggregate, in excess of Two Million and 00/100 ($2,000,000.00) Dollars ("Ceiling Amount"); provided, however, that any indemnification payments required to be made by Sellers pursuant to the terms of Sections 9.2.1(i) and (iii) herein as a result of any misrepresentation or breach by Sellers of any representation or warranty set forth in Sections 3.1 and/or 3.2 herein or as a result of any liability or obligation arising under Sections 9.2.1(ii) or 9.2.1(iv)-(vii) shall not be restricted by the Ceiling Amount or the Basket Amount.

                  9.6 POST CLOSING INDEMNIFICATION. Notwithstanding the contractual statute of limitations set forth in Section 9.1 herein, Purchaser agrees, for a period of five (5) years from the Date of Closing, that it shall not cause to be amended, altered or in any way changed or permit to be amended, altered or changed the articles of incorporation or by-laws of the Company in any manner which adversely affects the rights to indemnification by any shareholder of the Company or any director, officer of employee of the Company who served in such capacity on or prior to the Date of Closing. The Company further agrees to maintain, if any, directors' and officers' liability insurance for five (5) years from the Date of Closing in form and the extent of coverage currently in effect for the Company. The Company further agrees that it shall cause any successor of the Company to be bound by the provisions contained in this Section 9.6. The agreements contained in this Section 9.6 shall survive the Closing of the transactions contemplated herein for a period of five (5) years from the Date of Closing.

                  9.7 LOSSES NET OF INSURANCE. The amount of any and all Losses under Section 9.2 shall be determined net of any amount actually recovered by Purchaser under insurance policies, indemnities or other reimbursement arrangements with respect to such Losses. Each party hereby waives, to the extent permitted under its applicable insurance policies, any subrogation rights that it or their insurer may have with respect to any indemnifiable Losses.

                  9.8 TREATMENT OF INDEMNIFICATION PAYMENTS. Amounts paid to or on behalf of Purchaser or Sellers as indemnification hereunder shall be treated as adjustments to the consideration paid by Purchaser pursuant to the terms of this Agreement.

         10.      ENVIRONMENTAL MATTERS.

                  10.1 ENVIRONMENTAL INDEMNIFICATION. From and after the Date of Closing, and subject to the limitations set forth elsewhere in this Section, the Sellers, shall indemnify, defend and hold harmless the Purchaser, from and against all losses, obligations, suits, demands, claims, actions or causes of action, assessments, damages, liabilities, costs and expenses (collectively "liabilities"), asserted against, resulting to, imposed upon or incurred by the Purchaser, by reason of or resulting from (i) the release or threat of release prior to the Date of Closing of Contamination at or from the Macomb Facility;
(ii) the release of Contamination resulting from the use of pipes, tanks or other equipment constituting part of the Business that leaked before and/or were leaking at the Macomb Facility as of the Date of Closing; and (iii) violations by the Sellers (in respect of the Company's operation of the Business at the Macomb Facility) of any applicable Environmental Law (including Environmental Permits) prior to or at the time of the Closing Date.

                  10.2 WRITTEN NOTICE AND LIMITATIONS. Indemnification shall be available under this Section only with respect to those specific environmental claims of the type described in Section 10.1 above, for which the Purchaser has provided written notice to the Sellers on or prior to the date which is five (5) years from the Date of Closing and Sellers liability for any indemnity under this Section shall be limited to the amount of $7,000,000.00.

                  10.3     CONTROL.

                           10.3.1 The Sellers shall have the right to control
the management of an investigation or remediation of Hazardous Substances with respect to any real property that is subject to indemnification pursuant to this Section. The Seller must notify the Purchaser, within thirty (30) days of receipt of notice of the Purchaser's claim for indemnification for such matter, that (1) it intends to undertake said responsibility or (2) more information is needed from the Purchaser before the Seller can reasonably determine that the Purchaser's claim is subject to indemnification pursuant to this Section. The Purchaser shall promptly respond to such requests for information (to the extent such information is reasonably available to the Purchaser) and, within thirty
(30) days of receipt of such information, the Seller shall notify the Purchaser as to whether it shall undertake the investigation and remediation. Prior to a timely determination by the Seller that it will undertake investigation and remediation pursuant to this Section, the Purchaser shall take only those actions necessary to comply with applicable Environmental Laws, the requirements of governmental authorities or address conditions that pose an immediate and acute environmental or health risk. 10.3.2 The Seller shall comply with all applicable laws, including all applicable Environmental Laws, with respect to its performance pursuant to this Section. The Purchaser may, at its own expense, hire its own consultants, attorneys or other professionals to monitor the investigation or remediation, including any field work undertaken by the Seller and the Seller shall provide the Purchaser with the results of all such field work. Notwithstanding the above, the Purchaser shall not take any actions that shall unreasonably interfere with the Sellers performance of the investigation, remediation and/or containment. The Seller shall undertake any such work required herein in a manner designed to minimize any disruption, to the greatest extent possible, with the conduct of operations at the property. The Purchaser shall allow the Seller reasonable access to conduct any of the work contemplated herein and shall fully cooperate with the Seller in the performance of the investigation, remediation or containment, including, but not limited to, providing the Seller with reasonable access to employees and documents as necessary to conduct the cleanup.

                  10.4 OTHER. The Seller's obligation to indemnify, defend and hold harmless the Purchaser for the matters addressed in this Section shall be limited to those matters as to which the Purchaser provides the Seller with written notice (such notice to be in conformance with other relevant provisions of this Agreement and to contain, to the extent available, reasonable details of the matter for which indemnification is sought) of said claim. The remedies provided in this Section shall be the exclusive remedies to the Purchaser for any claim which, with respect to conditions at the Macomb Facility, asserts either a breach of representation or warranty of
Section 3.20 of this Agreement or some other claim pursuant to any Environmental Law.

         11.      TERMINATION OF AGREEMENT.

                  11.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

                           11.1.1 By mutual written agreement of Purchaser, the
Company and Sellers.

                           11.1.2 If any of the conditions precedent set forth
in Section 7 hereof have not been fulfilled.

                           11.1.3 Purchaser may terminate this Agreement by
giving written notice to the Company and Sellers at any time prior to the Date of Closing in the event the Company or Sellers have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Purchaser has notified the Company and Sellers of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach.

                           11.1.4 The Company and/or Sellers may terminate this
Agreement by giving written notice to Purchaser at any time prior to the Date of Closing in the event Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company and/or Sellers have notified Purchaser of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach.

                           11.1.5 By either Purchaser, the Company or Sellers if
the Closing shall not have occurred on or before March 31, 2000 unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate the Agreement pursuant to this Section.

                           11.1.6 If a federal or state court of competent
jurisdiction shall permanently enjoin the consummation of the transactions contemplated hereby and such injunction shall be final and nonappealable.

                  11.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided herein, this Agreement shall forthwith become null and void and there shall be no liability on the part of any party hereto (or any of their respective officers, directors or affiliates); provided, however, that nothing contained in this Section shall relieve any party from liability for any breach of this Agreement which occurred prior to the date of termination of this Agreement in which case any liability of either party shall be limited to the actual out-of-pocket costs incurred by the non- breaching party with respect to this Agreement.

         12.      MISCELLANEOUS.

                  12.1 NOTICES. All notices, consents, waivers and other communications given or made pursuant to this Agreement or the transactions contemplated hereby must be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally (with written confirmation of receipt), or mailed by registered or certified mail (postage prepaid, return receipt requested) or deposited for delivery with a nationally-recognized overnight courier. (with receipt acknowledged). Notices shall be addressed as follows or to such other address of the party to whom the same is directed shall have specified in conformity with the foregoing:


             If to the Blanchard Trust or the

             ACR Stock Trust:                       Roger W. Blanchard, Trustee
                                                    17140 El Mirador
                                                    P.O. Box 2125
                                                    Rancho Sante Fe, California 92067

             With a copy to:                        Robert C. Kotz, Esq.
                                                    Kotz, Sangster, Wysocki and Berg, P.C.
                                                    400 Renaissance Center, Suite 2555
                                                    Detroit, Michigan 48243-1602

             If to the Company:                     ACR Industries, Inc.
                                                    15375 Twenty-Three Mile Road
                                                    Macomb, Michigan 48042-4000

             With a copy to:                        Robert C. Kotz, Esq.
                                                    Kotz, Sangster, Wysocki and Berg, P.C.
                                                    400 Renaissance Center, Suite 2555
                                                    Detroit, Michigan 48243-1602

             If to Purchaser:                       Triumph Group Acquisition Corp.
                                                    Four Glenhardie Corporate Center
                                                    1255 Drummers Lane, Suite 200
                                                    Wayne, Pennsylvania  19087

             With a copy to:                        Richard M. Eisenstaedt, Esq.
                                                    Vice President and General Counsel
                                                    Triumph Group, Inc.
                                                    Four Glenhardie Corporate Center
                                                    1255 Drummers Lane, Suite 200
                                                    Wayne, Pennsylvania 19087

                  12.2 GOVERNING LAW, JURISDICTION AND FORUM SELECTION. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Michigan without giving effect to any choice or conflict of law provisions or rules that may cause the application of the laws of any jurisdiction other than those of the State of Michigan

                  12.3 FURTHER ASSURANCES. The parties agree (i) to furnish upon request by one party to the other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, as one party may reasonably request from each other for the purpose of carrying out the intent of this Agreement, the documents referred to in this Agreement and the transactions contemplated hereby.

                  12.4 NO WAIVER OF REMEDIES. The rights and remedies of each party in connection with this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action with or without notice or demand.

                  12.5 ENTIRE AGREEMENT. This Agreement, along with all of the Schedules and exhibits, and any and all documents referred to in this Agreement and executed and delivered pursuant to the terms of this Agreement on the Date of Closing, constitute the entire agreement between the parties hereto and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by either party which is not set forth in this Agreement or such other documents described herein, and neither party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not set forth therein.

                  12.6 AMENDMENT. This Agreement, and all of the documents referred to in this Agreement, may not be amended or modified except by an instrument in writing signed by the parties.

                  12.7 ASSIGNMENT, SUCCESSORS AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of each party. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement. There are no third-party beneficiaries to this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties and their respective successors and assigns.

                  12.8 SEVERABILITY. If any term or other provision of this Agreement is held invalid, illegal or unenforceable, whether in its entirety or in part, by any court of competent jurisdiction, all of the other terms or provisions of this Agreement will remain in full force and effect. Upon a determination that any term or other provision is invalid, illegal or unenforceable, each party hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner such that the transactions contemplated hereby are fulfilled to the greatest extent possible.

                  12.9 SECTION HEADINGS, CONSTRUCTION. The headings contained in this Agreement are provided for convenience only and will not affect the construction or interpretation of this Agreement. All references to "Section", "Sections" or Paragraph" refer to the corresponding Section, Sections or Paragraph of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  12.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                  12.11 EXHIBITS AND SCHEDULES. All Exhibits and Schedules referred to herein are hereby incorporated by reference and made a part hereof.

                  12.12 BULK SALES. The Purchaser hereby waives compliance with any applicable bulk sales or transfer law.

                  12.13 DEFINED TERMS. All capitalized words or expressions used in this Agreement (including the Schedules and exhibits hereto) shall have the meanings specified under Schedule 12.13 herein, such meanings to be equally applicable to both singular and plural forms of the term defined.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties effective on the date specified below, as of the date first written above.


WITNESSES:                                       SELLERS:

/s/ David Armstrong                              /s/ Roger W. Blanchard
----------------------------------               -----------------------------------------
                                                 Roger W. Blanchard, Trustee under
                                                 Revocable Living Trust Agreement of Roger

Dated: March 31, 2000                            W. Blanchard dated March 8, 1989, as
       ---------------------------               amended

                                                 Dated: /s/ March 31, 2000
                                                        ----------------------------------

/s/ David Armstrong                              /s/ Roger W. Blanchard
----------------------------------               -----------------------------------------
                                                 Roger W. Blanchard, Trustee Under ACR
                                                 Stock Trust Agreement of Roger

Dated: March 31, 2000                            W. Blanchard and Lora L. Blanchard dated
       ---------------------------               March 27, 1989, as amended

                                                 Dated: /s/ March 31, 2000
                                                        ----------------------------------

                                                 ACR INDUSTRIES, INC., a Michigan
                                                 corporation

/s/ David Armstrong                              By: /s/ Roger W. Blanchard
----------------------------------                   -------------------------------------
                                                        Roger W. Blanchard, Chairman of
                                                        the Board and President

Dated: March 31, 2000                            Dated: March 31, 2000
       ---------------------------                      ----------------------------------



/s/ David Armstrong                              /s/ Roger W. Blanchard
----------------------------------               -----------------------------------------
                                                 Roger W. Blanchard

Dated: March 31, 2000                            Dated: March 31, 2000
       ---------------------------                      ----------------------------------


                                                  PURCHASER:

                                                  TRIUMPH GROUP ACQUISITION CORP.
                                                  a Delaware corporation,

David Armstrong                                  By:  /s/ Richard C. Ill
----------------------------------                   -------------------------------------


Dated: March 31, 2000                            Dated: March 31, 2000
       ---------------------------                      ----------------------------------

                                     JOINDER

         Each of the undersigned Joining Shareholders joins in the execution of this Agreement solely for the purposes of (1) the sale of that Joining Shareholder's Shares to Purchaser and thereby establishing that Joining Shareholder's right to payment hereunder; and (2) to represent and warrant to Purchaser, individually and not jointly and severally, that the Shares set forth opposite that Joining Shareholder's name on Schedule 3.2 are owned by that Joining Shareholder free and clear of all Claims.


Dated: March 31, 2000                             /s/ Heidi L. Nichols
       ---------------------------                -------------------------------------------
                                                  Heidi L. Nichols, Trustee of the Revocable
                                                  Living Trust Agreement of Heidi L. Nichols,
                                                  dated March 22, 2000



Dated: March 31, 2000                             /s/ Scott Alan Blanchard
       ---------------------------                ---------------------------------------------
                                                  Scott Alan Blanchard, Trustee of the
                                                  Revocable Living Trust Agreement of Scott
                                                  Alan Blanchard, dated March 22, 2000




Dated: March 31, 2000                             /s/ Heather A. Harrington
       ---------------------------                -------------------------------------------
                                                  Heather A. Harrington, Trustee of the
                                                  Revocable Living Trust Agreement of Heather
                                                  A. Harrington, dated September 10, 1999

Dated: March 31, 2000                             /s/ Gregory R. Blanchard
       ---------------------------                -------------------------------------------
                                                  Gregory R. Blanchard, Trustee of the
                                                  Revocable Living Trust Agreement of
                                                  Gregory R. Blanchard, dated July 8, 1999

                                 SCHEDULE 12.13

                                   DEFINITIONS

"ACCOUNTS RECEIVABLE" means all combined accounts and notes receivable of the Company arising from the Business, including intercompany receivables for products shipped or sold by the Business to the Company or an Affiliate of the Company.

"ACR STOCK TRUST" shall have the meaning ascribed to such term in the introduction paragraph of this Agreement.

"AFFILIATE" means with respect to any Person, any Person who controls, is controlled by or is under common control with, the designated entity. Ownership, directly or indirectly, of 20% or more of the voting stock or other equity interest of a Person shall be deemed to constitute control.

"AGREEMENT" shall have the meaning ascribed to such term in the introduction paragraph of this Agreement.

"APPLICABLE LAW" shall have the meaning ascribed to such term in Section 3.4.

"APPLICABLE TAX LAW" shall mean any laws of any nation, state, region, province, locality, municipality or other jurisdiction relating to Taxes, including regulations of any governmental entity or political subdivision of such jurisdiction duly charged with interpreting such laws.

"ASSETS" means all of the assets, properties and rights of every kind and description, real, personal and mixed, tangible and intangible, wherever situated of the Company.

"BASKET AMOUNT" shall have the meaning ascribed to such term in Section 9.5.

"BID BALANCE SHEET" shall have the meaning ascribed to such term in Section
2.2.1.

"BLANCHARD TRUST" shall have the meaning ascribed to such term in the introduction paragraph of this Agreement.

"BOOKS AND RECORDS" means all combined books of account and other financial records of the Company relating to the Business.

"BUSINESS" means the Company's business of supplying gears, gear boxes, transmissions and geared systems to the aerospace industry.

"CEILING AMOUNT" shall have the meaning ascribed to such term in Section 9.5.

"CLAIM" means any and all liens, mortgages, charges, claims, liabilities, options, debts, security interests, secured claims, encroachments, restrictive covenants, easements, servitudes, leases, options, rights of first refusal, title defects and other encumbrances of any kind or nature whatsoever, whether or not contingent, liquidated, disputed or known.

"CLERK" shall have the meaning ascribed to such term in Section 6.5.

"CLOSING" shall have the meaning ascribed to such term in Section 2.3.

"CLOSING CASH" shall have the meaning ascribed to such term in Section 2.1.1.

"CODE" shall mean the Internal Revenue Code of 1986, as amended.

"COMPANY" shall have the meaning ascribed to such term in the introduction paragraph of this Agreement.

"COMPANY CONFIDENTIAL INFORMATION" shall have the meaning ascribed to such term in Section 6.1.

"CONFIDENTIAL INFORMATION" shall have the meaning ascribed to such term in
Section 6.1.5.

"CONTAMINATION" shall have the meaning ascribed to such term in Section
3.20.l(i).

"CONTRACTS" shall have the meaning ascribed to such term in Section 3.11.

"COURT" shall have the meaning ascribed to such term in Section 6.5.

"DATABASE" shall have the meaning ascribed to such term in Section 3.26.1(i).

"DATE OF CLOSING" shall have the meaning ascribed to such term in Section 2.3.

"DEPOSITED AMOUNT" shall have the meaning ascribed to such term in Section 6.5.

"EMBEDDED CONTROL" shall have the meaning ascribed to such term in Section 3.26.1(ii).

"EMPLOYEES" shall have the meaning ascribed in Section 7.1.8(ix).

"ENVIRONMENTAL LAWS" shall have the meaning ascribed to such term in Section 3.20.1(ii).

"ENVIRONMENTAL LIEN" shall have the meaning ascribed to such term in Section 3.20.1(iii).

"ENVIRONMENTAL PERMITS" shall have the meaning ascribed to such term in Section 3.20.2(ii).

"ESTIMATED CLOSING BALANCE SHEET" shall have the meaning ascribed to such term in Section 2.2.1.

"FINANCIAL SCHEDULES" shall have the meaning ascribed to such term in Section
3.6.

"FINAL CLOSING BALANCE SHEET" shall have the meaning ascribed to such term in
Section 2.2.2.

"GAAP" shall have the meaning ascribed to such term in Section 2.2.1.

"GOVERNMENTAL AUTHORITY" means the government of the United States, any state or political subdivision thereof, any foreign country and any entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

"HSR ACT" shall have the meaning ascribed to such term in Section 6.2.1.

"HARDWARE" shall have the meaning ascribed to such term in Section 3.26.1(iii).

"HAZARDOUS SUBSTANCES" shall have the meaning ascribed to such term in Section 3.20.1(iv).;

"HOLDBACK AMOUNT" shall have the meaning ascribed to such term in Section 2.1.2.

"INCREMENTAL TAX" shall mean any Taxes attributable to the Section 338(h)(10) Election (including, without limitation, any recapture under Code Section 1245 and any LIFO inventory recapture under Code Section 1363, but not including any Taxes on built-in gains under Code Section 1374) which reduce Sellers' after-tax cash proceeds from the sale of the Shares pursuant to the transactions contemplated by the terms of this Agreement to an amount less than that amount determined by subtracting: (x) the Taxes that would have been imposed on the amount of gain calculated to be the difference between the Closing Cash and the tax basis, as computed for U.S. Income Tax purposes, of Sellers in all of their Shares if the Section 338(h)(10) Election had not been made (such amount as computed in this subparagraph (x) reflects the Tax liability which the Sellers would have incurred in a stock sale transaction without the Section 338(h)(10) Election) from (y) the Closing Cash. In the event that the Purchaser and Sellers cannot agree which Taxes are attributable to the Section 338(h)(10) Election or which Taxes would have been imposed on Sellers if the Section 338(h)(10) Election had not been made, the parties will retain an Accounting Firm to make such determinations. The determinations of such Accounting Firm shall be dispositive. For purposes of computing "Incremental Taxes," Sellers shall provide to Purchaser the computations of the tax basis which Sellers' determined for their Shares. Purchaser shall have the right to review such computations and all supporting schedules and other information related thereto.

"INDEMNIFIED PARTY" shall have the meaning ascribed to such term in Section
9.3.

"INDEMNIFYING PARTY" shall have the meaning ascribed to such term in Section
9.3.

"INTELLECTUAL PROPERTY" shall have the meaning ascribed to such term in Section 3.13.1.

"INVENTORY" means all raw materials inventory, work-in-process inventory, finished goods inventory and spare parts inventory, together with all manufacturing supplies and boxing, labeling and other shipping materials and, to the extent permitted by law, an assignment of all related manufacturer or fabricator warranties, guarantees and indemnities.

"JOINING SHAREHOLDER" shall have the meaning ascribed to such term in the "Whereas" clauses of this Agreement.

"KNOWLEDGE" means, with respect to the Company, the actual knowledge without independent investigation of the Company's management employees who shall be defined as those employees listed on Schedule 11.4(a), and with respect to Sellers, the actual knowledge without independent investigation of Blanchard and the Company.

"LEASED REAL PROPERTY" shall have the meaning ascribed to such term in Section 3.14.

"LIABILITIES" shall have the meaning ascribed to such term in Section 3.8.

"LIENS" means all mortgages, liens, pledges, charges, security interests, title retention or security agreements, claims, restrictions, leases, options, rights of first offer or first refusal, confidentiality or secrecy agreements, noncompetition agreements, defects in title and other encumbrances.

"LOSS" means any liability, demand, claim, action, cause of action, investigation, damage, deficiency, tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, actual attorneys' fees, and associated costs and expenses, including those relating to the enforcement of the terms of this Agreement, but excluding consequential damages, lost profits or punitive damages.

"MACOMB FACILITY" shall have the meaning ascribed in Section 9.2.1(vi).

"MATERIAL ADVERSE EFFECT" shall have the meaning ascribed to such term in Paragraph 3.1.1.

"NET OPERATING ASSETS" shall be calculated in the manner described in Section 2.2.1.

"1999 FINANCIAL STATEMENT" shall have the meaning ascribed to such term in
Section 3.6.

"1999 FINANCIAL STATEMENT DATE" shall mean March 31, 1999.

"PERMITS" shall mean any and all federal, state and local governmental licenses, consents, approvals, authorizations, registrations, franchises, Certificates of Occupancy, and permits, including, without limitation, those relating to (i) air emissions, (ii) water discharges, (iii) solid or liquid waste disposal of Hazardous Materials and (iv) other environmental, health and safety matters.

"PERSON" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature.

"PRE-CLOSING" shall have the meaning ascribed to such term in Section 2.3.

"PRE-CLOSING PERIOD" shall mean, with respect to the Company, any Tax Period ending on or before the Date of Closing.

"PROMISSORY NOTE" shall have the meaning ascribed to such term in Section 2.1.3.

"PRO RATA SHARE" means the Joining Shareholders' percentage ownership of the Shares on the Date of Closing set forth on Schedule 3.2.

"PURCHASE PRICE" shall have the meaning ascribed to such term in Section 2.1.

"PURCHASER" shall have the meaning ascribed to such term in the introduction paragraph of this Agreement.

"PURCHASER CONFIDENTIAL INFORMATION" shall have the meaning ascribed to such term in Section 6.1.

"PURCHASER'S AGENTS" shall have the meaning ascribed to such term in Section
5.3.

"REAL PROPERTY LEASES" shall have the meaning ascribed to such term in Section 3.14.

"S-CORPORATION DEPOSIT" shall have the meaning ascribed to such term in Section 7.1.8(xv).

"SECTION 338(h)(10) ELECTION" shall have the meaning ascribed to such term in
Section 8.1.3.

"SECTION 338 FORMS" shall have the meaning ascribed to such term in Section
8.4.1.

"SELLERS" shall have the meaning ascribed to such term in the introduction paragraph of this Agreement.

"SELLERS CLOSING FEES" shall have the meaning ascribed to such term in Section 6.3.


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"SHARES" shall have the meaning ascribed to such term in Section 1.1.

"SOFTWARE" shall have the meaning ascribed to such term in Section 3.26.1(iv).

"STOCK PURCHASE TRANSACTION" shall have the meaning ascribed to such term in
Section 8.4.1.

"TAX AUTHORITY" shall mean, with respect to any Tax, any governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Taxes for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

"TAX" OR "TAXES" shall have the meaning ascribed to such term in Section 3.12.1(i).

"TAX PERIOD" shall mean, with respect to any Tax, the period for which the Tax is reported as provided under Applicable Tax Laws.

"TAX RETURN" shall have the meaning ascribed to such term in Section 3.12.1(ii).

"TECHNICAL INFORMATION" shall have the meaning ascribed to such term in Section 3.26.1(v).

"THIRD PARTY CLAIM" shall have the meaning ascribed to such term in Section
9.4.1.

"YEAR 2000 COMPLIANT" shall have the meaning ascribed to such term in Section 3.26.1(vi).

"YEAR 2000 PROBLEM" shall have the meaning ascribed to such term in Section 3.26.1(vii).


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